SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC 20549

                              FORM S-1/A
                        Registration Statement
                    Under the Securities Act of 1933

                   Oregon Mineral Technologies, Inc.
              (Formerly Advanced Mineral Technologies, Inc.
         (Exact name of registrant as specified in its charter)

       Wyoming                         SEC-1400                 83-0331052
(State or other jurisdiction      (Primary Standard         (I.R.S. Employer
  of incorporation or         Industrial Classification      Identification
    organization)                  Code Number)                  number

                                                Charles D. Hamilton
    50 Beekman Square                             50 Beekman Square
 Jacksonville, Oregon 97530                  Jacksonville, Oregon 97530
       541-899-1500                                541-899-1500
 (Address, and telephone number          (Name, address and telephone number
of principal executive offices)               of agent for service)

                           Copies to:
                      Ms. Jody Walker ESQ.
                     7841 South Garfield Way
                      Centennial, CO 80122
                 Phone 303-850-7637 Fax 303-482-2731

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

                       CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF   AMOUNT     PROPOSED     PROPOSED    AMOUNT OF
SECURITIES TO BE         BEING      MAXIMUM      MAXIMUM    REGISTRATION
REGISTERED             REGISTERED  OFFER PRICE  AGGREGATE        FEE
                                    PER SHARE   OFFER PRICE
Common Stock           2,500,000     $2.00      $5,000,000      $356.50
                      ----------                ----------      -------
Total                  2,500,000     $2.00      $5,000,000      $356.50

(1) Represents common stock being sold in this offering.

The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Preliminary Prospectus Dated September 21, 2010. SUBJECT TO COMPLETION

Up to a Maximum of 2,500,000 Common Shares

$5,000,000

Oregon Mineral Technologies, Inc.

Oregon Mineral is registering up to 2,500,000 common shares for the aggregate offering price of $5,000,000 or $2.00 per common share.

Prior to the date hereof, there has been no trading market for our common shares. We will obtain a market maker to file an application with FINRA on our behalf so as to be able to quote the common shares on the OTC Bulletin Board maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part.

The offering will commence on the effective date of this prospectus and will terminate on or before September 21, 2011.

There is no market for our securities. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Consider carefully the risk factors beginning on page 6 in this prospectus.

Our sole officer and director will sell the common shares himself and we do not plan to use underwriters or pay any commissions. He will be selling our common shares using his best efforts and no one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Proceeds of the Offering
                                  Per Common Share        Total
Offering Price                         $2.00           $5,000,000
Proceeds to Oregon Mineral,
before expenses                        $2.00           $5,000,000

                          TABLE OF CONTENTS

Prospectus Summary                                                5
Risk Factors                                                      7
Forward Looking Statements                                       12
Use of Proceeds                                                  13
Plan of Distribution                                             14
Business Operations                                              15
Dilution                                                         26
Dividend Policy                                                  27
Determination of Offering Price                                  27
Management's Discussion and Analysis of Financial
  Condition and Results of Operations                            28
Directors, Executive Officers Control Persons                    33
Security Ownership of Certain Beneficial Owners
  and Management                                                 36
Certain Relationships and Related Transactions                   37
Description of Capital Stock                                     40
Shares Eligible for Future Sale                                  41
Disclosure of Commission Position on Indemnification
  for Securities Act liabilities                                 42
Market for Common Stock and Related Stockholder Matters          42
Experts                                                          43
Legal Proceedings                                                44
Legal Matters                                                    44
Where You Can Find More Information                              44
Financial Statements                                             45

                        PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 6 and the financial statements.

Operations.                   Oregon Mineral has not begun operations.
Net losses for the six months ended June
30, 2010 and for the year ended December
30, 2009 were $(37,939) and $(28,692),
respectively.  Oregon Mineral will
process, market and distribute OR-GRO, an altered and mineralized volcanic clay classified as pyrophyllite that when used as a soil amendment, enhances the growth and health of plants. We will require at least $2,500,000 to mine, process, market, sell and distribute material amounts of our products. Oregon Mineral intends to obtain the financing to fund these costs through this offering. Any exercise of our options to purchase additional claims will be made as with revenues or additional financing, yet to be determined.

Oregon Mineral's principal executive
offices are located at 50 Beekman Square, Jacksonville, Oregon 97530, telephone number 541-899-6879.

Oregon Mineral owns mining claims in
Douglas County, Oregon and acquired the
mineral interest in 10,000,000 tons
pryophyllite ore in Oregon from Rogue
Silicates, Inc., a then non-affiliate,
controlled by Bruce Mesman.  We must
locate it on the property.  Rogue
Silicates does not take responsibility
for finding the clay materials.

Oregon Mineral has options to purchase
additional mining claims in Douglas
County, Oregon owned by World Organic's,
Inc., an affiliate and Rogue Silicates,
Inc., a non-affiliate.  Until the
exercise of these options, Oregon Mineral holds leases to mine these claims.

Our sole officer and director became
engaged in the proposed mineralized clay business based on their association with and the prior bio-organic experience of former directors of Oregon Mineral.

The Offering                  Oregon Mineral hereby offers up to
2,500,000 common shares at $2.00 per
common share.

There is no minimum investment and no
minimum-offering amount. We will obtain a market maker to file an application with FINRA on our behalf so as to be able to quote the common shares on the OTC
Bulletin Board maintained by FINRA
commencing upon the effectiveness of our registration statement of which this prospectus is a part.

Common stock
 Outstanding                  16,265,231

Common shares to be
 Outstanding after
 Offering                     18,765,231

Percent of common shares
 owned by current
 shareholders after
 maximum offering             86.68%

Gross Proceeds After
 Maximum Offering             $5,000,000

Use of Net Proceeds           The net proceeds, if the total offering
amount is obtained, would be $4,978,644
and will be used for corporate operations and possible expansion as follows:

Plant Site	                      500,000
Buildings & Improvements          875,000
Production Equipment              995,000
Operating Equipment               100,000
Office furnishings and equipment   40,000
Permits and bond                  100,000
Product research and development  300,000
Inventory and operating costs     500,000
Working capital                 1,568,644
                               ----------
Total Net Proceeds             $4,978,644

Market for our
common stock                 There is no market for our common stock

Selected Financial Data               As of            As of
                                 June 30, 2010    December 31, 2009
Balance Sheet
Total Assets                         $ 14,510             $ 17,455
Total Liabilities                    $100,839             $ 65,845
Shareholders Deficit                 $(86,329)            $(48,390)
Statement of Income
Revenue                              $      -             $ 13,750
Cost of revenues                     $      -             $  4,180
Operating Expense                    $ 19,970             $ 34,833
Net (Loss)                           $(20,933)            $(28,692)


                            RISK FACTORS

Our business is subject to numerous risk factors, including the following.

Oregon Mineral's business is subject to numerous risk factors. The following is a discussion of all of the material risks relating to the offering and our business.

1. We have not received any material income from operations to date and future financial results are uncertain. You may lose your entire investment.

We have not received any material income from operations to date and future financial results are uncertain. We cannot assure you that Oregon Mineral can operate in a profitable manner. We have an accumulated deficit of $(185,734) as of June 30, 2010. Further, we do not expect positive cash flow from operations in the near term. Prior to the commencement of material operations, we anticipate that we will incur increased operating expenses without realizing any material revenues. We therefore expect to incur significant losses into the foreseeable future. Continuing losses may exhaust our limited capital resources and force us to discontinue operations. Even if we obtain financing and/or future revenues sufficient to commence and expand operations, increased production or marketing expenses would adversely affect liquidity of Oregon Mineral. We may never become profitable.

2. The initial prices of $2.00 may have little or no relationship to the market price.

The offering price of the common shares has been arbitrarily determined without regard to the book value or market value of the common shares. The initial prices may have little no relationship to the market price.

3. Our corporate charter contains authorized, unissued "blank check" preferred stock which can be issued without stockholder approval with the effect of diluting then current stockholder interests and discouraging, delaying or preventing a change in control of Oregon Mineral.

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue one or more series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. Furthermore, the issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.

4. Oregon Mineral has never paid dividends and has no plans to pay dividends at any time in the near or distant future.

Oregon Mineral has never paid dividends on its capital stock, and Oregon Mineral does not anticipate paying any dividends for the foreseeable or distant future. Our present business plan does not include, for the foreseeable future and beyond, any payments of dividends to stockholders. Stockholders' sole strategy for any return on their investments will be the potential for the increase in the value of their stock and the possibility of liquidating their stock positions.

5. The potential investors in this offering will suffer a substantial dilution in their stock value, which the present investors will see a significant gain in their stock value.

Our majority shareholders, including officers, directors and founders, have acquired their controlling interest in us at an average (weighted) cost per share substantially less than the public offering price of $2.00 per common share. If the maximum is sold, they will own 2,500,000 or 13.32% of our issued and outstanding common shares for which they will have paid $5,000,000 or $2.00 per common share in cash. This compares with 16,265,231 common shares held by our existing shareholders, for which they paid an aggregate consideration of only $99,405, or $0.006 per common share. These 16,265,231 common shares will constitute 86.67% of the issued and outstanding common shares following this offering if the maximum offering amount is sold. As a result, the financial risk of our proposed activities will be borne primarily by the public investors, who, upon completion of this offering, will have contributed the significantly greater portion of our capital.

6. Future stock issuances could dilute both existing and even future shareholders.

It is not now known what stock issuances we might find advisable or otherwise be required to undertake in the future in order to obtain profitable operations, stock issuances which, if they occurred, would substantially dilute existing shareholders. Further, such sales or issuances, if substantial, might also adversely affect our ability to raise additional equity capital in the future.

7. Shares eligible for public sale in the future could decrease the price of our common shares and reduce our future ability to raise capital.

Sales of substantial amounts of our common stock in the public market could decrease the prevailing market price of our common stock. If this is the case, investors in our common shares may be forced to sell such shares at prices below the price they paid for their shares. In addition, a decreased market price may result in potential future investors losing confidence in us and failing to provide needed funding. This will have a negative effect on our ability to raise equity capital in the future.

8. We do not have an active market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.

Currently there is no public market whatsoever for our securities. We will obtain a market maker to file an application with FINRA on our behalf so as to be able to quote the common shares on the OTC Bulletin Board maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker's application will be accepted by FINRA. If the application is accepted, there can be no assurances as to whether any market for our common shares will develop or the prices at which our common stock will trade. We are not permitted to file such application on our own behalf. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.

Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our common shares, developments affecting our business, including the factors referred to elsewhere in these Risk Factors, investor perception of Oregon Mineral and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for our common shares. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

9. Our stock will be a "penny stock" under the federal securities regulation. The special rules applicable to the sale of penny stocks may make our stock less liquid and harder for investors to buy and sell our shares.

Under the rules of the Securities and Exchange Commission, Oregon Mineral's common stock will come within the definition of a "penny stock" because the price of Oregon Mineral's common stock is below $5.00 per share. As a result, Oregon Mineral common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny
stock.   These regulations require broker-dealers to:
   - Make a suitability determination prior to selling penny stock to the purchaser,
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell Oregon Mineral
common stock.   An investment in our securities is not likely to be
very liquid, and because of the additional requirements, many brokers do not participate in penny stock transactions. As a result, you may have a harder time buying or selling our shares.

10. Current management's lack of experience in and/or with mining and, in particular, mineral exploration activity, means that it is difficult to assess, or make judgments about, our potential success.

Our current officer has never been employed in any fashion in the mining industry. Also, our sole officer and director does not have an education or college or university degree in mining or geology or in a field related to mining. More specifically, our management lacks technical training and experience with exploring for, starting, and/or operating a mine.

With no direct training or experience in these areas, management may not be fully aware of many of the specific requirements related to mineral exploration, let alone the overall mining industry as a whole. For example, their decisions and choices may fail to take into account standard engineering and other managerial approaches mineral exploration companies commonly use.

Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our management's future possible mistakes, lack of sophistication, judgment or experience in this particular industry. As a result, if we do obtain the funding or other means to implement a bona fide mineral exploration program, such program will be implemented and carried out by joint venturers, partners or independent contractors who would have the requisite mineral exploration experience and know-how that we currently lack.

11. The demand for our products would be negatively affected by adverse weather conditions, impurities in the clay and volume limitations.

We will compete on customer preference and price. Adverse weather conditions, impurities in the clay and volume limitations could cause increased costs in mining and milling the clay. As a result, the cost of producing a quality product could result in a necessary increase in the price of our product.

12. Estimates of probable reserves may vary substantially from actual results.

There are numerous uncertainties inherent in estimating quantities of reserves, including many factors beyond our control. Estimates of economically probable reserves and future net cash flows necessarily depend upon a number of variable factors. These include historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future pyrophyllite prices, future operating costs, severance and excise taxes, development costs and reclamation costs, all of which may in fact vary considerably from actual results.

For these reasons, estimates of the economically recoverable quantities of clay attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of future net cash flows expected from them prepared by different engineers or by the same engineers at different times may vary substantially. Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and such variances will likely be material.

13. We may not be able to conduct successful development activities on our clay reserves.

Our recoverable reserves will decline as we process the clay. We have not yet applied for the permits required or developed the mines necessary to use all of our reserves. Our inability to conduct successful development activities would adversely affect our future results.

Most of our excavating operations will be conducted on mining claims we own or lease. Because title to most of our leased properties and mineral rights are not thoroughly verified until a permit to mine the property is obtained, our right to mine some of our reserves may be materially harmed if defects in title or boundaries exist. In addition, in order to develop our reserves, we must procure various governmental permits. We cannot predict whether we will receive the permits necessary to operate profitably in the future.

14. Excavating operations are vulnerable to weather and other conditions beyond our control.

Conditions beyond our control can increase the cost of excavating at particular mines for varying lengths of time. These conditions include weather and natural disasters, such as heavy rains and flooding, unexpected maintenance problems, variations in clay thickness, variations in the amount of rock and soil overlying the clay deposit, variations in rock and other natural materials and variations in geological and other conditions.

15. The cost of compliance of government regulation may decrease our profitability.

Federal, state and local authorities regulate the mining industry on a wide range of matters that will affect our operations, including:

   -  Limitations on land use,
   -  Permitting requirements,
   -  Air quality standards,
   -  Water pollution,
   -  Plant and wildlife protection,
   - Reclamation and restoration of excavating properties after excavating is completed,
   -  The discharge of materials into the environment
   - The effects that excavating has on groundwater quality and availability.

It may be costly and time-consuming to comply with these requirements and may delay commencement of exploration or production operations. We may never become profitable.


                       FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Oregon Minerals, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by Oregon Minerals, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.


                          USE OF PROCEEDS

If the maximum offering amount is reached, Oregon Mineral shall receive gross proceeds of $5,000,000. Based on Oregon Mineral's present plans, which represent the existing and anticipated business conditions, Oregon Mineral intends to apply the estimated net proceeds of the maximum offering and at intervals less than $5,000,000 over the next twelve months as follows:

Gross proceeds                $ 5,000,000    $ 2,500,000     $ 1,250,000     $ 625,000
Offering expense                   21,356         21,356          21,356        21,356
                              -----------    -----------     -----------     ---------
Net proceeds                  $ 4,978,644    $ 2,478,644     $ 1,228,644     $ 604,644

Plant Site	                      500,000        500,000         250,000       125,000
Buildings & Improvements          875,000        875,000         400,000       200,000
Production Equipment              995,000        250,000         125,000        65,000
Operating Equipment               100,000         50,000          50,000        25,000
Office furnishings and equipment   40,000         20,000          20,000        20,000
Permits and bond                  100,000         50,000          50,000        25,000
Product research and development  300,000        100,000          50,000        25,000
Inventory and operating costs     500,000        100,000          50,000        25,000
Working capital                 1,568,644        533,644         233,644        94,644
                               ----------    -----------     -----------     ---------
Total Net Proceeds             $4,978,644    $ 2,478,644     $ 1,228,644     $ 604,644

The building would be built and used on our mine site in Douglas
County, Oregon. The other uses of proceeds would be used on all owned and leased mining sites in Douglas County, Oregon.

If less than $625,000 is raised, the priority of the use of proceeds shall be to first land and building lease, utilities, mining and processing cost, packaging cost and working capital before paying for any other proposed use of proceeds purpose.

If the offering is conducted through a Financial Industry Regulatory Authority member firm, standard FINRA commissions will be paid.

                       PLAN OF DISTRIBUTION

We will sell the common shares ourselves. If broker-dealers assist us in the sale of our common stock, we will file an amendment to our registration statement which provides the name(s) of the broker-dealer(s), describes the relationship between us and such broker-dealer(s) and identifies the broker-dealer(s) as underwriter(s). If the offering is conducted through a Financial Industry Regulatory Authority member firm, standard FINRA commissions will be paid.

We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement.

Charles D. Hamilton, an officer and director, is offering the common shares. Mr. Hamilton will contact business associates of the officers and directors to solicit sales. No sales materials in addition to this prospectus will be used to market the securities. Oregon Mineral will register the common stock and Mr. Hamilton will initially offer the common stock in the western United States. The securities may be registered and sold in other, yet to be determined, states.

Mr. Hamilton will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Hamilton.

Mr. Hamilton is not subject to a statutory disqualification and is not an associated person of a broker or dealer. Additionally, Mr. Hamilton primarily performs substantial duties on behalf of Oregon Mineral otherwise than in connection with transactions in securities.

Mr. Hamilton has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and he has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

Mr. Hamilton may be deemed to be an underwriter of our offering within the meaning of that term as defined in Section 2(11) of the Securities Act.

The offering will commence on the effective date of this prospectus and will terminate on or before September 21, 2011.

Our common stock is not traded over the counter. We intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board.

There are no finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a "penny stock" because the price of our common stock on the OTC Bulletin Board is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:
   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.


                       BUSINESS OPERATIONS

Organization

Oregon Mineral was incorporated as Swan Land and Cattle Company in the state of Wyoming on November 9, 1999. On November 17, 1999, the name was changed to U.S. Sonix, Inc. On March 27, 2000, the name was changed to Advanced Mineral Technologies, Inc. On November 20, 2009, we filed an amendment to the Articles of Incorporation which changed our name to Oregon Mineral Technologies and increased our authorized common stock to 100,000,000 common shares.

Since inception, Oregon Mineral has been formulating plans to process, market and distribute a mineralized clay classified as pyrophyllite. Oregon Mineral has acquired the mineral interest of pyrophyllite ore located in the Wizard Island # 1 mining claim situated in Douglas County, Oregon. Oregon Mineral must locate the clay to be mined. Oregon Mineral has not begun material operations and has a history of losses. Net losses for the six months ended June 30, 2010 and the year ended December 31, 2009 were $20,933 and $28,692, respectively.

Product

Oregon Mineral will process, market and distribute OR-GRO, an altered and mineralized volcanic clay classified as pyrophyllite that when used as a soil amendment, enhances the growth and health of plants. OR-GRO at 60-mesh size measurement or 600 particles per square inch will be used for soil amendment. OR-GRO at 325-mesh size measurement or 3250 particles per square inch will be sold as filler for insecticides, fungicides, cosmetics and spas.

OR-GRO mineralized clay has features that can release locked up phosphates in soils. There are no other know clay deposits with these properties. There is one other deposit in North America classified as Na-Rectorite which lacks the antibacterial properties found in our deposits. Our clay deposits are classified as pyrophyllite and consist of homogenous soft clay making excavation a simple process. Phosphate pollutants are of a major concern to all agriculture ground bordering waterways. The many trace elements that are in the clay become readily available when put into contact with soil bacteria. These mineral deficiencies are typically exhibited in agriculture crops. Based on in-house testing, a 10-mesh size measurement or 100 particles per square inch of OR-GRO covers one acre.

Geologists have determined that our deposit was naturally formed by volcanic activity and contains over forty minerals including silicon, iron, potassium, magnesium, calcium and phosphate just to name a few. Recent in-house research has also shown that the clay is effective in destroying many strains of bacteria including, but not limited to mycobacterium ulceans, e.coli and salmonella and antibiotic-resistant bacteria, such as MRSA. Our clay has shown to be effective against all gram-positive and gram-negative bacteria. As a result of this testing, Oregon Mineral will assess the marketability and feasibility of the clay deposits in the antimicrobial industries.

Additionally, in-house testing has shown that some types of clay have medicinal properties, including but not limited to destroying certain kinds of antibiotic-resistant bacteria, such as MRSA.

Packaged product is offered in 1 lb., 5 lb., 20 lb. and 40 lb.
Containers. One-ton bulk bags are also available. The majority of volume will be available in 40 lb. bags. Pricing will be as follows:

Container size              Retail/Wholesale Price
--------------              ----------------
1 lb.                       $ 4.50-$  2.25
5 lb.                         8.50    4.25
20 lb.                       30.00   15.00
40 lb.                       40.00   20.00

Pricing and packaging will depend on type of markets being targeted. Historically package sizes have been 1 lb, 5 lb, 20 lb, 40 lb, 1-ton bags and containers. Material was processed to a 10 mesh minus mesh size and pricing ranged from $ .50 to $ 3.00 per pound retail. The mesh size refers to the size of a clay particle. The finer the grind, the higher the mesh size. For example, a 50-mesh screen means it has 50 open spaces per linear inch. A 325 mesh has 105,625 holes per square inch. Our market research has indicated that a finer more micronized processing to as fine as 325 mesh will open a sizeable market that will allow a pricing structure of more than 10 times the courser mesh product.

Purchase of Mining Claim

On February 29, 2005, Oregon Mineral entered into a mining claim sales contract with James Lane, Dorman Cox, Erik Thompson, Lee Meyer, Bobbie Meyer, Charles Hamilton, Laurel Hamilton and Raymond Huckaba ("Sellers") to purchase mining claims located at East 1/2 of Section 11, the Southwest 1/4 of Section 12, the South 1/2 of Section 14, the South 1/2 of Section 13 and the West 1/2 of Section 18, township 29 south Range 3 East, WWM, Douglas County Oregon. The transaction closed on July 29, 2005. The purchase price was 400,000 common shares of Oregon Mineral. Charles Hamilton is the sole officer and director of Oregon Mineral.

To date, Oregon Mineral has incurred approximately $55,000 in expenses due to Rogue Silicates, Inc. for assessment and claim maintenance work under the lease agreement and purchase agreements in addition to the 400,000 common shares issued to Rogue Silicates. At June 30, 2010, Oregon Mineral had notes to Ray Huckaba for $1,002 and $41,011 to Rogue Silicates for the $5,000 and $1,000 per year assessment and maintenance agreements discussed above.

     Description of Rock Formation. The rock formation is a homogenous deposit of mineralize clay primarily pyrophyllite. Geologist have determined this deposit was naturally formed by volcanic activity. A Dacite Porphyry rock was altered over a long period of time to a non-toxic, non-carcinogenic bluish colored material.

     Location and Means of Access. The mining pit titled Rogue #11-Douglas County-Recording number-2004-029662-BLM recording #ORMC 159285 is on a 20 acre Lode Claim within a 160 acres Associated Placer Claim. The Lode Claim is Wizard Island #1 owned by Rogue Silicates located in Township 29-South, Range 3-East, in Section 11. To access the mine, drive north from Medford Oregon on Highway 62 to Union Creek approximately 55 miles, turn left on Highway 230 to Diamond Lake and go 7 1/2 miles, turn left on Foster Creed Road (6540), stay on 6540 for 4 miles.

     Present Condition of Property. The pit is open. The overburden has been removed and the deposit is ready for production.

     Mechanical Equipment/Electrical Power. There is no mechanical equipment/electrical power at the mine or the proposed site.

     History and Chronology of Previous Operations and Operators.

   - 1981 - Raymond Huckaba filed 3 lode claims on the Foster Creek area, Radee 1-2 and 3.
   - 1982 - Samples of the massive pyrites were sent to Umpqua Research
Center.
   - 1983 - Raymond Huckaba started small field test.
   - 1984 - Geologist Lloyd Frizzel looked at property and determined the clay was massive and could be filed as Associated Placer Claims. Raymond Huckaba and Dave Pittock conducted tests with 9.5 alkali soils from Eastern Oregon, using pyrites as a soil amendment. Further tests were conducted with the clay on soils with a 5.5 ph.
   - 1985 -Raymond Huckaba drilled 5 holes, the deepest at 500 feet, over 1/2 miles apart. Mr. Huckaba built a bridge over Foster Creek, opened a pit and hauled 1200 tons of material to the Sprague River Ranch for test on barley. In the fall of 1985, Endurance Minerals conducted geological work on the property with Dr. Bayrock. The first market study was conducted by Canadian Research using the clay as a soil amendment.
   - 1986 - Endurance Minerals conducted field tests in three locations. Two of the field tests were discarded when it was found that the locations had been fertilized prior to the test. After the results of the field test, a new market study was done.

   - 1987 - Dr. Albert Wells was hired to draw up plans for a processing plant. Additionally, Endurance Minerals conducted a drilling program to verify results of the drilling done in 1985 by Raymond Huckaba. They blocked out 42 million tons of marketable ore.
   - 1990 - Raymond Huckaba took a track drill supervised by geologist and mining engineer Tom Ferrero and extended the area of clay. 2000 tons of materials were hauled to the White City storage facility where it was dried and stockpiled.
   - 1991 - aerial photos were taken and pins set to measure removal of the clay. Also, the University of Florida began work using silicon fertilizer to control the phosphate leaching into the water shed. In 1991, the name of the claims Radee was changed to Rogue.
   - 1992 - World Organics, Inc., an affiliate, leased the mines. 200 tons were mined and sold to Klamath Orchards and a large-scale test proved an increase in crop production from 600 to 1000 crates of pears. 400 tons were mined and stockpiled at the mill site accessible by Highway 230. Geo-Chem tests were performed over a large area by Tom Ferrero. Also in 1992, the US Forest Service conducted an Environmental Assessment (NEPA) study.
   - 1993 - US Forest Service signed a Plan of Operation.
   - 1994 - Pit #2 was opened, stockpiling 5 feet of overburden for future reclamation. 26,000 tons of oxidized material was removed and stockpiled for future use as a roofing tile.
   - 1995 - World Organics, an affiliate, set up a test plan in White City and packaged 200 tons of clay.
   - 1996 - The product Or-Gro was introduced at two farm trade shows.
   - 1997 - Malvin Robinson started processing material at Gold Hill, Oregon and marketed Or-Gro under a non-exclusive agreement. Mr. Robinson died in 2004.
   - 1999 - University of Florida made their final report and the clay (Or-Gro) was classified as a silicon fertilizer.
   - 2000 - Oregon Mineral was formed, mineral interests purchased, lease agreements entered into and options obtained. Funding options were formulated and pursued.
   - 2003 - Clay was shipped to Industrial Minerals located in Sacrament, CA. The clay was processed into 325 mesh and sold to client companies, Eee-Wa-Kee and Bio-Organics.
   - 2005 - Eee-Wa-Kee conducted tests showing that a negative hydrogen ion may be partially responsible for some of the positive tests.

All of our mining claims, optioned or leased, are federal mining claims managed by the United States Forest Service.

Rogue Silicates Option to Purchase Mining Claims.

On June 1, 2000, Rogue Silicates, Inc. an Oregon corporation and a non-affiliate, granted Oregon Mineral an option to purchase certain mining claims, also known as the Wizard Island Mining Claims and the Rogue Mining Claims, located in Section 13, 14 and 15 Township 29 South, Range East, Willamette Meridian, Douglas County, Oregon. The option is exercisable on or before June 1, 2008 by payment of the option purchase price of $10,000,000. The purchase price will be paid at closing in cash or by cashier's check or company stock providing the company is a publicly traded company. The option expired on June 1, 2008 and Oregon Minerals has negotiated an extension of this option until June 30, 2014.

Rogue Silicates Mining Claim Lease Agreement.

In conjunction with the option, Rogue Silicates and Oregon Mineral entered into a mining claim lease agreement whereby Rogue Silicates leased to mining claims under option to Oregon Mineral. The term of the lease began June 1, 2000 and will continue until Oregon Mineral has purchased the optioned mining claims. Under the lease agreement, Oregon Mineral pays $5,000 per year to maintain the properties and mine from the open pit. Oregon Mineral has the right to open new pits, drill new sites and haul up to 10,000,000 tons of material from anywhere on the Rogue mining claims. Oregon Mineral will be responsible to renew any permits in 2008 and to obtain additional permits if new areas are opened to be mined, not previously covered by current permits. There is no specific termination clause, however, if Oregon Mineral abandons the property, does not pay the required lease fee and has not actively pursued it mining operation, Rogue Silicates may enter the property and dispose of any of Oregon Mineral's personal property.

Rogue Silicates Purchase Agreement.

On April 20, 2000, Oregon Mineral acquired the mineral interest of pryophyllite ore located in the Wizard Island # 1 mining claim situated in Douglas County, Oregon from Rogue Silicates, Inc., a then non-affiliate, controlled by Bruce Mesman. Oregon Mineral agreed to buy 10,000,000 tons of pyrophyllite for 5,000,000 shares of common share. The stock has been valued at its par value of $.001 per share

The agreement with Rogue Silicates only gives us the right to mine 10 million tons of clay material, if we can locate it on the property. Rogue Silicates does not take responsibility for finding the clay materials. We may locate substantially less than the 10,000,000 tons of clay material that we are permitted to remove.

World Organic Option to Purchase Mining Claims.

On April 4, 2006, World Organic, Inc. an Oregon corporation and an affiliate, granted Oregon Mineral an option to purchase mining claims commonly known as the Rabbit Ears and Rogue Mining Claims, located at
Section 19, 23 and 24 Township 29 South, Range 3 East, Willamette Meridian, Douglas County, Oregon. The option fee is $1.00 and annual assessment work consisting of sampling on all claims and clearing roads. The option is exercisable on or before January 1, 2009 by payment of the option purchase price of $3,000,000. The purchase price will be paid at closing in cash or by cashier's check or company stock providing the company is a publicly traded company. This option expired on January 1, 2009 and Oregon Mineral has negotiated an extension of this option until June 30, 2014.

World Organic Mining Claim Lease Agreement.

In conjunction with the option, World Organic and Oregon Mineral entered into a mining claim lease agreement whereby World Organic leased to mining claims under option to Oregon Mineral. The term of the lease began April 4, 2006 and will continue until Oregon Mineral has purchased the optioned mining claims. Under the lease agreement, Oregon Mineral agreed to pay to World Organic the sum of annual assessment work and filing fees per year to maintain the properties and mine from the open pit. Oregon Mineral must use the property exclusively as a mining claim with all rights as a mining claim, no timber shall be removed not associated with mining operations and water shall not be sold or removed from the property without a purchase from World Organic or until the optioned property has been purchased by Oregon Mineral.

Permits. Plan of operation permits must be obtained from the district ranger of the USDA. We have obtained the permits necessary to mine the reserves. The permits must be renewed every five years. The next renewal permit is required for 2008. The company has submitted a renewal of the permit.

We do not have any patents, trademarks, licenses, franchises, concessions, royalty agreements or labor agreements.

Government Regulation.   Federal, state and local authorities regulate
the mining industry on a wide range of matters that will affect our operations, including:

   -  Limitations on land use,
   -  Permitting requirements,
   -  Air quality standards,
   -  Water pollution,
   -  Plant and wildlife protection,
   - Reclamation and restoration of excavating properties after excavating is completed,
   -  The discharge of materials into the environment
   - The effects that excavating has on groundwater quality and availability.

Since regulatory requirements as to these matters could have a material adverse effect on our business, financial condition and results of operations, a NEPA study was conducted and we have obtained excavating permitting as required by various federal, state and local authorities including data pertaining to the impact that any proposed exploration for or production of clay may have upon the environment.

Excavating operations require numerous governmental permits and approvals. We may be required to prepare and present to federal, state or local authorities data pertaining to the impact that any proposed exploration for or production of clay may have upon the environment. It may be costly and time-consuming to comply with these requirements and may delay commencement of exploration or production operations.

New legislation regulations or orders may materially adversely affect our excavating operation, our cost structure or our customer's ability to use clay, and since we fall into the guidelines already affecting the sand and gravel industry we do not expect any new regulations that would be beyond those affecting that industry.

     Reclamation and Mine Closure Accruals.    Federal and state
statutes require us to restore mine property in accordance with specific standards and to have an approved reclamation plan, and require that we obtain and periodically renew permits for excavating operations. We currently have these permits and approved reclamation plans with the above agencies, and intend to maintain and renew these permits and plans as required.

     Impact of Air Quality Regulations on Clay Consumption.   The
Federal Clean Air Act, including the Clean Air Act Amendments of 1990, and corresponding state laws that regulate this should have an impact similar to current regulations affecting the sand and gravel industry.

     Mine Safety and Health. Federal and state safety health regulations in the clay excavating industry should be comparable to that of the sand and gravel industry and as such we would expect to follow those regulatory guidelines.

Research and Development

We have not spent any funds on research and development activities during the last two fiscal years.

Transportation

Transportation from the above described mine sites in Douglas County will utilize a four-mile Forest Service road. The road is gravel, one lane access with turnouts. The mine site is an open pit that is ready for excavating clay. The proposed mill site is Rogue Mill site #1. It is 5 acres and is 300 feet from Highway 230 and four miles away from the mine site just before the access road intersects with a state highway. The mill site is ten acres with ample space for processing and storage. The mill will be completely portable and will be removed each fall whether it is leased, contracted for or owned by Oregon Mineral. If we need to process clay in the winter, we will lease property in the Beaver March area on Highway 97 which is 34 miles from the mine. This is the only mill site we intend to operate.

We will use open pit excavating wherever possible because it will allow us to recover more clay per acre and facilitate the permitting of larger projects, which will allow excavating to continue over a longer period of time than would be the case using other excavating methods.

Manufacturing

Satisfying production schedules to specification is our primary manufacturing goal. The preferred material sizes are 60 to 200 mesh. 60 to 200 mesh is used for agriculture. 200 minus is used for all other applications' products. 60 mesh materials will be screened. 200 minus and smaller will be air separated as a particle as small as 200 mesh will float in the air. Excavation, drying, milling and packaging will be the main manufacturing process.

Excavating

The clay is soft and is simply ripped, stockpiled and loaded in trucks with a wheel loader and then hauled to the mill at the proposed Chemalt site. It will then be fed through an impact mill and sized to the proper mesh and bagged in 50 pound bags. Space at the site is adequate for this operation. The variables include weather, impurities and volume.

   Weather

The weather will impact the process. From December into May, snow normally covers the area. During the summer, temperatures can exceed 90 degrees Fahrenheit and afternoon rains sometimes occur. With rain, excavating during the summer/fall period, weight will be added to the product and the freight costs will increase. By using the sun, air-drying of the product can be accomplished in between rain occurrences, decreasing drying/freight costs.

We will normally have 120 days a year of air drying based on past weather patterns. Offsite drying will be performed on volumes exceeding the capacity of the mining site for air-drying. Separation of dried and wet clay will be staged at the mine site.

Approximately 1875 tons of clay can be ripped and air-dried on two separate grids every 3 days during summer heat. Once dry, the clay can be stored for crushing or shipped to another processing plant.

  Impurities

The impurities in the deposit have to be identified and stockpiled. The vegetative growth and glacier till make up the top four feet of the product. The next 16 to 20 feet are an oxidized material that lacks the sulphur that pyrites contain, which in turn causes oxidization changing the color from blue to red. This product will be used as a silicon fertilizer for sulphur and iron sensitive crops. Below this layer is the blue clay referred to as Or Gro. It is un-oxidized and used for all other applications in the agriculture market, or can be utilized as fungicide or pesticide fillers.

The present site does not present a storage problem. The mill site is four miles away from the clay deposit. Block drilling suggests no significant volume exists at this site. Block drilling shows that the stockpile site is resting on a layer of volcanic ash 200 feet deep. Contamination of this material would not adversely affect the product.

   Volume

Given the site conditions, access limits the volume transportable without enhancement. Levels of 250,000 tons represent 7800 loads of 32 tons. For a five-day week at 10 hours operation for 22 weeks would be the minimum loading time allotted by seasonal conditions. With this parameter, 71 trucks will need to be loaded and navigated on this four-mile stretch each day. We will first go to a 7 day 24 hour per day operation when we reach maximum operation we will widen the haul road, open other excavating sites and conveyors to alleviate this variable. Any transportation of larger volumes requiring trucks, trains or barges will be managed by Don Brazale and Associates on an as needed basis.
No written agreement has been entered into with Don Brazale and Associates.

Drying

This process insures product specification of less than 8% moisture. More than 8% moisture will increase drying time and freight costs. Less than 6% moisture would cause dusting.

Due to the cost of removing moisture with drying equipment, the first option will be to air dry. As much as 125,000 tons can be air-dried under normal weather conditions. The mill site can be set up to spread additional material for drying.

Drying equipment is available for lease. If late season mining is required due to product demand, air-drying may not be possible. The proposed processing plant site in the Chemalt area will be a 34 mile haul from the mine site, rain fall at the mine site is approximately 65 inches per year and 34 miles east the rainfall is 7 inches per year. The cost will be factored into this process based on overrun.

Milling and Packaging

Milling crushes the clay to specified size. Equipment capable of this task varies in cost and output. Our initial plans include contingencies based on large single order potential

At the deposit and/or the mill site, milling will be performed for initial volume requirements. Over 20,000 tons will be able to be produced in 90 days with an 8-hour day operation. Downtime potential has been subtracted from available run time. Daylight hours during the mining season would permit longer workdays.

Once tonnage exceeds maximum capability, unprocessed dry material can be freighted, if necessary to another, yet to be determined, location. Mobile equipment that can effectively handle increased volume will be available to lease.

Finished material can either be transported in bulk sale or to a packaging/storage area to be built on the optioned mining claim in the Chemalt area, 34 miles from the mine. The property will be purchased with proceeds of this offering and utilized for storage, packaging and off-season milling as it has only 7 inches of rainfall per year, is located on a usable highway, has rail facilities and a major gas line.

As of June 30, 2006, Rogue Silicates mined and transported 2,000 tons of material to a storage area 34 miles from the mining property. The bagged clay was trucked back to Merlin OR, and stored in a rented building. All of the material was sold in sample lots. The storage building is no longer rented. The proposed processing facility is located approximately 40 miles from the mining property in Chemalt, Oregon.

As soon as feasible, Oregon Mineral will be responsible for processing and preparing the product for shipment with equipment to be purchased. Initially, 1,000 tons will be processed. The unprocessed clay will be sized and bagged as needed for research and development, marketing or sales.

The Market

Several markets exist for this product. The following categorizes the agriculture markets

1.   Commercial farming (organic) (Non-organic)
2.   Greenhouses
3.   Horticulture growers (nurseries)
4.   Potting soil manufactures
5.   Seed growers
6.   Retail (home gardening)
7.   Landscape services
8.   Use as a fungicide and a fungicide filler

The largest market close to the mine is commercial farming.

Marketing

The agricultural market is presently seeking economical sources of Silicon Fertilizer. In addition to direct sales efforts, Oregon Mineral's initial focus will be to develop and market to the wholesale market channels, such as small and local distributors who market to farmers, both commercial and organic, nurseryman, landscapers and others.

Each of the broad markets identified above, will have specific marketing and sales strategies agendas targeting that market segment. Crisis situations such as the current phylloxera infestations occurring in the grape stock industry will be targeted heavily.

Target Markets

Oregon Mineral will concentrate on the horticultural segment of the market where the greatest potential for economic benefit is expected.

We will select distributors and commission agents who already have an agriculture customer base and who are receptive to the potential market for OR-GRO.

Advertising and Promotion

We intend to work with seasoned and capable advertising and public relations people who will assist in developing a comprehensive
advertising and public relations program.   Advertising will be done
independently and cooperatively with distributors and companies with whom the company has joint marketing /sales relationships.

Oregon Mineral will develop a professional web site. The website is currently under construction but is reserved under the following domain address - OR-GRO.net.

Early promotional efforts will be to exhibit photos and create videos of plants that show results from the use of OR-GRO. Included with the photos and videos will be scientific proof that silicon fertilizer is essential in sustaining crop yields. The web site will be included in all the promotion and printed material.

Competition

There are products on the market, which are effective soil amendments. Organic fertilizers range from $550 to $998 per ton. Most are used to address the soil structure, which enhances plant health, (kelp meal, blood meal, and bone meal). The products that are our greatest competition consist of byproducts of industrial slag containing amorphous silica, an industrial waste product. All of our competitors are larger and have substantially greater financial, marketing and other resources than us. We will compete on the basis of customer preference and cost.

These products do increase yield and nutrient levels, but none exhibit the percentage gains of OR-GRO obtained through our field testing. Tests were conducted on a wide variety of vegetables showing the Oregon Mineral could get 15% to 42% at 1 ton per acres at 10 mesh compared to using 4 to 15 tons per acre of our competitors' products.

Rock dust costs about $350 per ton delivered to a customer in Washington from British Columbia.

Horticultural silicon fertilizers include potassium silicate and sodium silicates priced as high as $1,800 per ton depending on their soluble silicon levels. Commercial farming utilizes calcium silicates (rec-lime) and in some instances finely ground basalt with application rates as high as 15 tons per acre with cost of $45 per ton.

Employees

Charles D. Hamilton, an officer and director is currently our only employee. Additionally employees will be hired as funds allow. In the immediate future, Oregon Mineral will hire a general manager and a secretary.

Reports to Security Holders

After this offering, we will become a fully reporting company under the requirements of the Exchange Act, and we will file the necessary quarterly and other reports with the Securities and Exchange Commission. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, NE, Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public
Reference Section of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates.

Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Properties

Our office space at 50 Beekman Sq. Jacksonville, Oregon, 97530 is provided free of charge from Mr. Charles Hamilton, the sole officer and director. Our office space consists of 900 square feet.


                               DILUTION

Assuming completion of the offering, there will be up to 18,765,231 common shares outstanding. The following table illustrates the per common share dilution as of June 30, 2010 that may be experienced by investors at various funding levels.

Funding Level                $5,000,000      $2,500,000      $1,250,000      $625,000
                             -----------     -----------     -----------    ----------
Offering price                   $2.00           $2.00           $2.00          $2.00
Net tangible book
value per common
share before offering       (.005)          (.005)          (.005)         (.005)
Increase per common
share attributable to
investors                    .265            .145            .075           .035
                           ------          ------           ------          ------
Pro forma net tangible
book value per
common share after
offering                           .26             .14             .07            .03
                                ------          ------          ------         ------




Dilution to investors             1.74            1.86            1.93           1.97
Dilution as a
percentage of
offering price                    87.0%           93.0%          96.5%          98.5%

Based on 16,265,231 common shares outstanding as of June 30, 2010 and total stockholder's deficit of $(86,329) utilizing unaudited June 30, 2010 financial statements.

The officers, directors, promoters and affiliated persons paid $.001 per common share in comparison to the offering price of $2.00 per common share.

Further Dilution

In the future, Oregon Mineral may issue equity and debt securities: Any sales of additional common shares may have a depressive effect upon the market price of Oregon Mineral's common shares and investors in this offering.


                         DIVIDEND POLICY

We have never declared or paid any dividends. In addition, we anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.


                   DETERMINATION OF OFFERING PRICE

The offering price of the common shares was arbitrarily determined by Oregon Mineral based on the financial needs of Oregon Mineral without regard to the book value or market value, if any, of our common shares.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Trends and Uncertainties
Oregon Mineral is in the development stage, has not commenced material operations and has sustained a loss to date. The demand for our products would be negatively affected by adverse weather conditions, impurities in the clay and volume limitations.

Investing Activities
Since inception, Oregon Mineral has pursued limited investing activities. For the six months ended June 30, 2010 and 2009, Oregon Mineral did not pursue any investing activities.

For the years ended December 31, 2009 and 2008, Oregon Mineral did not pursue any investing activities.

Financing Activities
For the six months ended June 30, 2010, Oregon Mineral had proceeds from notes payable-related party of $1,686. As a result, Oregon
Mineral had net cash provided by financing activities of $1,686 for the six months ended June 30, 2010.

For the six months ended June 30, 2010, Oregon Mineral received cash from the issuance of common stock of $1,405. As a result, Oregon
Mineral had net cash provided by financing activities of $1,405 for the six months ended June 30, 2010.

For the year ended December 31, 2009, Oregon Mineral received proceeds from notes payable-related party of $6,000 and cash received from the issuance of common stock of $1,405. As a result, Oregon Mineral had net cash from financing activities of $7,405 for the year ended
December 31, 2009.

For the year ended December 31, 2008, Oregon Mineral received proceeds from notes payable-related party of $12,114. As a result, Oregon
Mineral had net cash from financing activities of $12,114 for the year ended December 31, 2008.

Results of Operations
We are a development stage company and have not yet commenced material operations.

For the three months ended June 30, 2010, we did not receive any revenues. For the three months ended June 30, 2010, we had operating expenses of $19,970 which consisted of basic operating expenses necessary to pursue operations and consulting and professional fees of $12,613. Comparatively, for the three months ended June 30, 2009, we received revenues of $2,500 with a cost of sales of $1,020 resulting in gross profit of $1,480. For the three months ended June 30, 2009, we had operating expenses of $8,039 which consisted of basic operating expenses necessary to pursue operations and consulting fees of $5,747.

For the six months ended June 30, 2010, we did not receive any revenues. For the six months ended June 30, 2010, we had operating expenses of $30,060 which consisted of basic operating expenses necessary to pursue operations and consulting and professional fees of $19,813. Comparatively, for the six months ended June 30, 2009, we received revenues of $13,750 with a cost of sales of $4,180 resulting in gross profit of $9,570. For the six months ended June 30, 2009, we had operating expenses of $16,543 which consisted of basic operating expenses necessary to pursue operations and consulting and professional fees of $12,747.

For the year ended December 31, 2009, we received revenues of $13,750 with a cost of revenue of $4,180 resulting in net profit of $9,570.
For the year ended December 31, 2009, we had operating expenses of $34,833 which consisted of basic operating expenses necessary to pursue operations and consulting and professional fees of $22,097.

For the year ended December 31, 2008, we received revenues of $1,875 with a cost of revenues of $1,225 resulting in a net profit of $650. For the year ended December 31, 2008, we had operating expenses of $15,944 which consisted of basic operating expenses necessary to pursue operations and consulting and professional fees of $6,294.

Plan of Operation

In addition to raising at least $625,000 in this offering, our ability to continue in existence is dependent on our ability to commence full scale operations.

Milestones:                      Steps                     Timeline

1. Excavate material     Obtain permits                    month 1
                         Identify contractors and freight
                           companies                       month 1
                         Establish processing location     months 1-2
                         Prepare location for bulk storage months 1-2

2. Process Material      Establish product specifications  month 1
                         Obtain facility for processing    months 2-4
                         Buy, lease or contract appropriate
                          equipment                        month 4
                         Install Equipment                 months 4-5
                         Test-Run material to establish
                          actual capability                month 5

                         Process and store finished
                          material to meet sales
                          projections                     months 4-12

3. Setup marketing plan  Update and approve labeling         months 1-3
                         Produce sales manual                months 2-4
                         Create sales brochures              months 2-3
                         Identify and target potential
                         Customers                          months 2-12
                         Attend trade shows                  month 7

Milestone 1 needs to be complete prior to commencing milestone 2. No other milestone needs to be complete to pursue milestone 3.

If insufficient funds are raised in this offering, management will pursue alternative forms of funding, not yet determined, necessary to reach the milestones described above.

Going Concern

Oregon Mineral's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Oregon Mineral has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. Historically, Oregon Mineral has incurred annual losses, which have resulted in an accumulated deficit of $185,734 at June 30, 2010 and $147,795 at December 31, 2009. Oregon Mineral also has a negative working capital and negative cash flow from operations. These factors raise substantial doubt about Oregon Mineral's ability to continue as a going concern. The ability of Oregon Mineral to continue as a going concern is dependent on Oregon Mineral increasing sales to the point it becomes profitable. Oregon Mineral may need to raise additional capital for working capital, processing equipment and marketing to increase its sales. If Oregon Mineral is unable to increase sales sufficiently or obtain adequate capital, it could be forced to cease operation or seek some form of business combination or sale. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Management plans to increase sales by increasing its marketing program and to obtain additional capital from the registration of its common stock with the Securities and Exchange Commission. However, management cannot provide any assurances that Oregon Mineral will be successful in accomplishing any of its plans.

Off-Balance Sheet Arrangements

Oregon Mineral had no material off-balance sheet arrangements as of June
30, 2010.

Contractual Obligations
                                                        Payments due by period
                                              Less than 1     1-3       3-5   More than 5
     Contractual obligation         Total       year         years     years     years
     ----------------------         -----     -----------    -----     -----  ---------
Long-term debt obligation                  -          -       45,513         -        -
Capital Lease Obligations                  -          -            -         -        -
Operating Lease Obligations                -          -            -         -        -




Purchase Obligations                       -     $6,000            -         -        -
Other Long-Term Liabilities
  Reflected on the Balance Sheet           -          -            -         -        -

Recently Issued Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. Oregon Mineral does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of Oregon Mineral.

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. Oregon Mineral does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of Oregon Mineral.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. Oregon Mineral does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of Oregon Mineral.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167.

In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of
Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166.

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1.

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements. This update changed the accounting model for revenue arrangements that include both tangible products and software elements. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. Oregon Mineral does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of Oregon Mineral.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP. This amendment has eliminated that residual method of allocation. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. Oregon Mineral does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of Oregon Mineral.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). It is effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. Oregon Mineral does not expect the provisions of ASU 2009-12 to have a material effect on the financial position, results of operations or cash flows of Oregon Mineral.

In July 2009, the FASB ratified the consensus reached by EITF (Emerging Issues Task Force) issued EITF No. 09-1, (ASC Topic 470) "Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt

Issuance". The provisions of EITF 09-1, clarifies the accounting treatment and disclosure of share-lending arrangements that are classified as equity in the financial statements of the share lender. An example of a share-lending arrangement is an agreement between the Company (share lender) and an investment bank (share borrower) which allows the investment bank to use the loaned shares to enter into equity derivative contracts with investors. EITF 09-1 is effective for fiscal years that beginning on or after December 15, 2009 and requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. Share-lending arrangements that have been terminated as a result of counterparty default prior to December 15, 2009, but for which the entity has not reached a final settlement as of December 15, 2009 are within the scope. Effective for share-lending arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009. Oregon Mineral does not expect the provisions of EITF 09-1 to have a material effect on the financial position, results of operations or cash flows of Oregon Mineral.


          DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our bylaws provide that the number of directors who shall constitute the whole board shall be such number, as the board of directors shall at the time have designated. Each director shall be selected for a term of one year and until his successor is elected and qualified. Vacancies are filled by a majority vote of the remaining directors then in office with the successor elected for the un-expired term and until the successor is elected and qualified.

The directors, executive officers and significant employees are as follows:

NAME                         AGE        POSITIONS HELD              TERM
Charles D. Hamilton          58        President, CEO, CFO       January 3, 2005
                                       Controller, Director       to present

The above named director will serve in his capacity as director until our next annual shareholder meeting to be held within six months of our fiscal year's close. Directors are elected for one-year terms.

Resumes

Charles D. Hamilton.   Mr. Hamilton owned and operated two restaurants
in Oregon, The Hamilton House 1976-1998, 10,000 sq. ft. upscale dining facility that sold for $1.4M. From 1998-2004, Hamilton developed and operated the Hamilton River House located on the Rogue River. The Hamilton River House sold in 2004 for $1.1M. From 1993-1999, Mr. Hamilton was a director, executive committee member and treasurer of the Oregon Restaurant Association, where he served to represent over 3,000 Oregon Restaurants. Mr. Hamilton does not have any background in mining, accounting and/or finance.

Educated at Lewis and Clark College, Mr. Hamilton was awarded a BS degree in Psychology. Mr. Hamilton did his graduate studies at San Francisco State (Industrial Psychology and Organizational Behavior).

In 1972, he assisted in the development of the first local probation department in Josephine County. In 1974, Mr. Hamilton applied for a grant and was instrumental in development of the first residential treatment center for young men on probation in the Grants Pass-Merlin area.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Involvement in Certain Legal Proceedings

Mr. Hamilton, our sole officer and director has not been involved in any of the following events during the past five years:

   - Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
   - Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);
   - Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities,; or
   - Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

                 Summary Compensation Table

                                                                             Nonqualified
                                                                    Non-Equity  Deferred
Name and                                          Stock     Option   Incentive   Comp     All Other
Principal Position  Year     Salary      Bonus    Awards    Awards   Plan Comp  Earnings    Comp     Total
------------------  ----     ------      -----    ------    ------   ---------  --------  ---------  -----
Charles D. Hamilton
CEO/CFO/            2009       $0        $0        $0          $0       $0        $0       $0           $0
                    2008       $0        $0        $0          $0       $0        $0       $0           $0
                    2007       $0        $0        $0          $0       $0        $0       $0           $0

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.

Stock Options and Awards Plan

On July 29, 2010, the sole director approved Oregon Mineral Technologies, Inc. 2010 Stock Options and Awards Plan. The plan is to provide a means through which Oregon Mineral and its subsidiaries, if any, may attract, retain and motivate employees, directors, persons affiliated with Oregon Mineral and persons providing services to Oregon Mineral and to provide a means whereby such persons can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of Oregon Mineral. A further purpose of the plan is to provide such participants with additional incentive and reward opportunities designed to enhance the profitable growth and increase stockholder value of Oregon Mineral. Accordingly, the plan provides for granting incentive stock options, options that do not constitute incentive stock options, stock appreciation rights, restricted stock awards, phantom stock awards, or any combination of the foregoing, as is best suited to the particular circumstances.

The plan was effective upon its adoption by the board and must be approved by the stockholders of Oregon Mineral within twelve months of its adoption by the board. No further awards may be granted under the plan on or after the date which is ten years following the effective date. The plan shall remain in effect until all awards granted under the plan have been satisfied or expired.

The aggregate number of common shares that may be issued under the Plan shall be 2,000,000 common shares. Awards may be granted only to persons who, at the time of grant, are employees, members of the board or persons affiliated with Oregon Mineral or any of its' affiliates or
persons providing services to Oregon Mineral.   An award may be granted
on more than one occasion to the same person, and, subject to the limitations set forth in the plan, such award may include an incentive stock option or a nonqualified stock option, a stock appreciation right, a restricted stock award, a phantom stock award or any combination thereof.

In July 2010, an option was issued to C. Douglas Hamilton, president and director for 100,000 common with an option exercise price of $0.50 per share. The option is to expire July 29, 2016. In July 2010, an option was issued to Corporate Management Associates, Inc., consultants to Oregon Mineral, for 50,000 shares of common stock at an option exercise price of $0.50 per share. The option is to expire July 29, 2014.


   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of Oregon Mineral common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock,
(ii) each director, (iii) each named executive officer, and (iv) all officers and directors as a group.

Name of                     Common Stock        % Class Owned       % Class Owned
Beneficial Owner          Beneficially Owned   before offering      after offering
Charles D. Hamilton
233 Rogue River Highway
Grants Pass, Oregon           1,599,892(1)          9.84%               8.53%

Officers & Directors
  As a Group (1 Person)       1,599,892(1)          9.84%               8.53%

Raymond Huckaba              750,000(2)direct       4.61%               4.00%
P.O. Box 413               2,903,977(2)indirect    17.85%              15.47%
Nurohy, OR 97533

Starveout Creek Tree Farm
P.O. Box 21
Azalea, OR 97410                950,000(3)          5.84%               5.06%




Sumac, Inc.
P.O. Box 21
Azalea, OR 97410              1,300,000(3)          7.99%               6.93%

Percentages are based upon 16,265,231 common shares issued and outstanding as of June 30, 2010.
   (1)Includes 210,084 common shares held by Laurel Hamilton which are deemed to be beneficially owned by Mr. Hamilton.
   (2)Includes 1,300,000 common shares held by Sumac, Inc., 653,977 common shares held by Rogue Silicates, Inc. and 950,000 common shares held by Starveout Creek Tree Farm, all entities controlled by Raymond Huckaba.
   (3)Starveout Creek Tree Farm and Sumac, Inc. are controlled by
Raymond Huckaba.


           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Purchase of Mining Claim. On February 29, 2005, Oregon Mineral entered into a mining claim sales contract with James Lane, Dorman Cox, Erik Thompson, Lee Meyer, Bobbie Meyer, Charles Hamilton, Laurel Hamilton and Raymond Huckaba to purchase mining claims located at East 1/2 of
Section 11, the Southwest 1/4 of Section 12, the South 1/2 of Section 14, the South 1/2 of Section 13 and the West 1/2 of Section 18, township 29 south Range 3 East, WWM, Douglas County Oregon. The transaction closed on July 29, 2005. The purchase price was 400,000 common shares of Oregon Mineral. Charles Hamilton is the sole officer and director of Oregon Mineral.

On December 23, 2006, Oregon Mineral purchased pyrophyllite clay as needed for a price of $50 per ton. Oregon Mineral shall be solely responsible for the expenses associated with shipping. Oregon Mineral has the right of inspection of the clay at the mine site. There is no specific termination clause in the agreement.

Related Party Loans. Oregon Mineral has received loans primarily from, Raymond Huckaba, a former officer and Rogue Silicates, Inc. and Sumac, Inc., related companies. Included in the loans are the accrued maintenance and other fees. The loans are unsecured, have fixed dates and bear interest.

Notes Payable at June 30, 2010. During 2003, Oregon Mineral received a $1,080 loan from Ray Huckaba. The note was issued with a due date of August 5, 2010 at 8% simple interest. A payment of $78 was made in 2006. The note was reissued in 2009 with a due date of September 30, 2011. The loan had a principal balance at June 30, 2010 and December 31, 2009 of $1,002 and had accrued interest respectively of $169 and $129.

During 2005, Oregon Mineral issued a note for the maintenance fee on our mineral interests for $ 5,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at June 30, 2010 and December 31, 2009 of $5,000 and had accrued interest respectively of $ 1,966 and 1,768. In

September, Oregon Mineral issued a note for assessment work for $1,000 to Rogue Silicates, Inc at 8% simple interest, due September 5, 2010. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The loan had a principal balance at June 30, 2010 and December 31, 2009 of $1,000 and had accrued interest respectively of $386 and $347.

During 2006, Oregon Mineral issued a note for the maintenance fee on our mineral interests for $5,000 to Rogue Silicates, Inc. at 8% simple interest, due August 5, 2010. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The loan had a principal balance at June 30, 2010 and December 31, 2009 of $5,000 and had accrued interest respectively of $1,466 and $1,368. During August Oregon Mineral received a $1,700 loan from Rogue Silicates, Inc. The note was issued with a maturity date of August 5, 2010 at 8% simple interest. A payment in the amount of $386 was made in 2008. The note was reissued in 2009 with a due date of September 30, 2011. A principal payment of $1,314 was made in March 2010. The Loan had a principal balance at June 30, 2010 and December 31, 2009 respectively of $0 and $1,314 and had accrued interest respectively of at that date of $0 and $150. In November, Oregon Mineral issued a note for claim work for $1,056 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The loan had a principal balance at June 30, 2010 and December 31, of $1,056 and had accrued interest respectively of $310 and 267.

During 2007, Oregon Mineral issued a note for the maintenance fee on our mineral interests for $ 5,000 to Rogue Silicates, Inc. at 8% simple interest, due August 5, 2010. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The loan had a principal balance at June 30, 2010 and December 31, 2009 of $5,000 and had accrued interest respectively $1,1 66 and $968. In September, the Oregon Mineral issued a note for Assessment work for $1,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The loan had a principal balance at June 30, 2010 and December 31, 2009 of $1,000 and had accrued interest respectively of $226 and $187. During October, Oregon Mineral received a $3,500 loan from Rogue Silicates, Inc. The note was issued with a maturity date of October 22, 2010 at 8% simple interest. No Payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at June 30, 2010 and December 31, 2009 of $3,500 and had accrued interest respectively of $535 and $614. During October, Oregon Mineral received a $1,869 loan from Rogue Silicates, Inc. A note was issued with a maturity date of August 5, 2010 at 8% simple interest. No Payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The loan had a principal balance at June 30, 2010 and December 31, 2009 of $1,869 and had accrued interest respectively of $404 and $329.

In November, Oregon Mineral issued a note for claim work for $2,586 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. The note was reissued in 2009 with a due date of September 30, 2011. No payments have been made. The loan had a principal balance at June 30, 2010 and December 31, 2009 of $2,586 and had accrued interest respectively of at that date of $551 and $448.

In March of 2008, Oregon Mineral received a $3,500 loan from Sumac, Inc. The note was issued with a maturity date of August 5, 2010 at 8% simple interest. No Payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The loan had a principal balance at June 30, 2010 and December 31, 2009 of $3,500 and had accrued interest respectively $231 and $92. During April, we received a $3,000 loan from Rogue Silicates, Inc. The note has a maturity date of August 5, 2010 and bears interest at 8%. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at June 30, 2010 and December 31, 2009 of $3,000 and had accrued interest respectively of $529 and $410. In August, Oregon Mineral issued a note for maintenance fee on our mineral interests for $ 5,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The loan had a principal balance at June 30, 2010 and December 31, 2009 of $5,000 and had accrued interest respectively of $766 and $567. In September, Oregon Mineral issued a note for Assessment work for $1,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The loan had a principal balance at June 30, 2010 and December 31, 2009 of $1,000 and had accrued interest respectively of $146 and $107.

During 2009, in August, Oregon Mineral issued a note for the maintenance fee on our mineral interests for $5,000 to Rogue Silicates, Inc at 8% simple interest, due September 30, 2011. No payments have been made. The loan had a principal balance at June 30, 2010 and December 31, 2009 $5,000 has accrued interest respectively $366 and $168. In September, Oregon Mineral issued a note for Assessment work for $1,000 to Rogue Silicates, Inc at 8% simple interest, due September 30, 2011. No payments have been made. The Loan had a principal balance at June 30, 2010 and December 31, 2009 of $1,000 and had accrued interest respectively of $66 and $27.

During 2010, in April, Oregon Mineral issued a note to Rogue Silicates, Inc. at simple interest, due September 30, 2011. No payments have been made. The loan had a principal balance at June 30, 2010 of $3,000 and had accrued interest of $55.

The following table summarizes Oregon Mineral's notes payable at June 30, 2010 and December 31, 2009.

                                                Principal Amount     Accrued Interest
                               June 30, 2010  December 31, 2010  Notes June 30, 2010
                               --------------  -----------------  --------------------
			               (Unaudited)                          (Unaudited)
Related Party

Notes payable to R Huckaba,
 Unsecured interest bearing
 @ 8% due 2010                                       $ 1,002
Notes payable to R. Huckaba,
 unsecured
Interest bearing @ % due 2011       $ 1,002				    $   149
Notes payable to Rogue Silicates,
 Inc. Unsecured, Interest bearing
 @ 8% Due 2010                                        42,325
Notes payable to Rogue Silicates,
 Inc. unsecured, interest bearing
 @ 8%, Due 2011                      43,011                             9,038
Notes payable to Sumac Corp,
 Unsecured Interest bearing @ 8%
 due 2011                                              3,500
Notes payable to Sumac Corp,
 Unsecured Interest bearing
 @ 8%, due 2011                       3,500                               162
                                    -------          -------          -------
Total                               $48,513          $46,827          $ 9,438

Accrued interest on the notes listed above was $9,438 and $7,946 for the six months period ended June 30, 2010 and the year ended December 31, 2009.

Mr. Raymond Huckaba is a former officer and director and shareholder of Oregon. Rogue Silicates, Inc and Sumac Corp. are affiliates of R. Huckaba.

There are 14 individual notes issued at varying dates and amounts and shown in total for each party as of June 30, 2010 and 15 individual notes as of December 31, 2009. All notes are due and payable September 30, 2011 and carry an 8% per year simple interest rate.


                     DESCRIPTION OF CAPITAL STOCK

The following statements discloses the material terms of your capital stock, including your common stock and preferred stock.

Our articles of incorporation and bylaws do not contain any anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Common Shares. Oregon Mineral's articles of incorporation authorize it to issue up to 100,000,000 common shares and 1,000,000 preferred shares, $0.001 par value per common and preferred share.

Liquidation Rights. Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of Oregon Mineral legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights. There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. Oregon Mineral has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Oregon Mineral. Accordingly, future dividends, if any, will depend upon, among other considerations, Oregon Mineral's need for working capital and its financial conditions at the time.

Voting Rights. Holders of common shares of Oregon Mineral are entitled to voting rights of one hundred percent. Holders may cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights. Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. Common Shares do not have cumulative voting features. Our by-laws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

The authorized preferred stock may be issued from time to time in series. The board of directors is authorized to establish such series, to fix and determine the variations and the relative rights and preferences as between series, and to thereafter issue such stock from time to time. The board of directors is also authorized to allow for conversion of the preferred stock to common stock under terms and conditions as determined by the board of directors.

Transfer Agent. Fidelity Transfer Company 1800 South West Temple, Suite 301 Salt Lake City, Utah, 84115 will transfer stock for Oregon Mineral.

                    SHARES ELIGIBLE FOR FUTURE SALE

As of September 15, 2010, there are 16,265,231 shares of our common stock outstanding of which no common shares may be freely traded without restriction.

Upon the effectiveness of this registration statement, up to 2,500,000 common shares may be issued and will be eligible for immediate resale in the public market. The remaining common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, resales or distributions of such shares are provided for by the provisions of Rule 144. That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

At the present time, resales or distributions of such shares are provided for by the provisions of Rule 144. That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d)(1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of Oregon Minerals under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.


          DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                    FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


       MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

    Item 5(a)
a) Market Information. Our common stock is not quoted on an exchange or on the OTC Electronic Bulletin Board. We cannot provide any assurance that an active market in our common stock will develop. We intend to quote our common shares on the OTC Electronic Bulletin Board

b) Holders. At September 15, 2010, there were approximately 191 shareholders of Oregon Minerals.

c) Dividends. Holders of Oregon Minerals common stock are entitled to receive such dividends as may be declared by its board of directors.
No dividends on Oregon Minerals common stock have ever been paid, and Oregon Minerals does not anticipate that dividends will be paid on its common stock in the foreseeable future.

d) Securities authorized for issuance under equity compensation plans. No securities are authorized for issuance by Oregon Minerals under equity compensation plans.

Plan Category             Number of Securities        Weighted Average Exercise      Number of Securities
                          Issued upon Exercise of     Price of Outstanding Options    Remaining Available
                          Outstanding Options,        Warrants and Rights             Future Issuance
Equity
Compensation
Plans Approved
by Security Holders                 n/a                         n/a                          n/a

Equity
Compensation
Plans Not Approved
by Security Holders             150,000                         $.50                       150,000
                              ----------                       ------                      ------
Total                              n/a                                                       n/a

e)  Performance graph.  Not applicable.
f)  Sale of unregistered securities.
During 2009, Oregon Mineral issued 60,000 shares at $0.10 for services to Corporate Management Associates, a non-affiliate.

During 2009, Oregon Mineral issued 400 shares at $0.3125 for cash to non-affiliates.

During 2009, Oregon Mineral issued 5,024 shares at $.255 for cash to non-affiliates.

During 2009, Oregon Mineral issued 3,000 shares at $1.00 to Brooks Research, a non-affiliate, for services.

All of the above issuances of common stock were made to sophisticated investors pursuant to Section 4(2) of the Securities Act of 1933.

    Item 5(b)  Use of Proceeds.  As described herein.
    Item 5(c) Purchases of Equity Securities by the issuer and affiliated purchasers. None.


                                 EXPERTS

The financial statements for the years ended December 31, 2009 and 2008 of Oregon Mineral appearing in this registration statement have been audited by Chisholm, Bierwolf, Nilson & Morrill LLC, independent registered accountants and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             LEGAL PROCEEDINGS

There are no legal proceedings, pending or threatened, against Oregon Mineral or its officers or directors in their capacity with Oregon Mineral at this time.


                              LEGAL MATTERS

Jody M. Walker, Attorney At Law, Centennial, Colorado, will pass upon certain legal matters with respect to the issuance of shares of common stock offered by this prospectus.


                    WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Oregon Mineral Technologies, Inc.
50 Beekman Sq.
Jacksonville, OR 97530
541-899-1500
Attention: Charles D. Hamilton, Chief Executive Officer and Chief
Financial Officer

Our fiscal year ends on December 31. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, NE, Washington D.C. 20549.

You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.


                        FINANCIAL STATEMENTS

The following financial statements are furnished below:

Balance Sheets - June 30, 2010 (unaudited) and December 31, 2009
Statement of Operations for the three and six months ended June 30, 2010 and 2009 (Unaudited)
Statements of Cash Flows for the six months ended June 30, 2010 and 2009 (Unaudited)
Notes to Financial Statements

Report of Independent Registered public Accounting Firm
Balance Sheets - December 31, 2009 and 2008
Statements of Operations for the periods ended December 31, 2009 and 2008 and November 19, 1999 (inception) to December 31, 2009.
Statements of Changes in Stockholders' Equity
Statements of Cash Flows for the years ended December 31, 2009 and 2008 and November 19, 1999 (inception)to December 31, 2009.
Notes to Financial Statements.

                     OREGON MINERAL TECHNOLOGIES, INC.
              formerly Advanced Mineral Technologies, Inc.
                      (a development stage company)
                              Balance Sheets

                                   ASSETS

                                           June 30,     December 31,
                                             2010           2009
                                           ---------      ---------
                                           Unaudited
CURRENT ASSETS
 Cash                                      $   1,110      $   4,055
                                           ---------      ---------
Total Current Assets                           1,110          4,055
                                           ---------      ---------
FIXED ASSETS
 Mineral Rights & Properties -Net             13,400         13,400
                                           ---------      ---------
TOTAL ASSETS                               $  14,510      $  17,455
                                           =========      =========
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
 Accounts Payable                         $   26,625      $   8,401
 Accrued Salaries and Payroll Expense         13,592              -
 Accrued Liabilities - Related Parties         2,671          2,671
 Accrued Interest - Related Parties            9,438          7,946
                                           ---------      ---------
Total Current Liabilities                     52,326         19,018
                                           ---------      ---------
LONG TERM LIABILITIES
 Notes Payable - Related Party                48,513         46,827
                                           ---------      ---------
Total Long term Liabilities                   48,513         46,827
                                           ---------      ---------
TOTAL LIABILITIES                            100,839         65,845
                                           ---------      ---------
STOCKHOLDERS' (DEFICIT)
 Preferred Stock .001 par value 1,000,000
    shares authorized, none issued                 -              -
 Common Stock -.001 par value, 16,265,231
    100,000,000 shares authorized,
    issued and outstanding, respectively      16,265         16,265
 Additional Paid in Capital                   83,140         83,140
Deficit accumulated during the development
  stage                                     (185,734)      (147,795)
                                           ---------      ---------
Total Shareholders' Deficit                  (86,329)       (48,390)
                                           ---------      ---------
TOTAL LIABILITIES AND SHAREHOLDERS'
  DEFICIT                                  $  14,510      $  17,455
                                           =========      =========
            The accompanying notes are an integral part
                 of these financial statements

                    Oregon Mineral Technologies, Inc.
                formerly Advanced Mineral Technologies, Inc.
                       (a development stage company)
                         Statements of Operations
                              June 30, 2010
                               (Unaudited)



                                    For the                            For the
                               Three Months Ended                 Six Months Ended
                                   June 30                            June 30
                              2010            2009             2010            2009
                              ----            ----             ----            ----
REVENUE                      $       -     $   2,500        $       -      $  13,750

COST OF SALES                        -         1,020                -          4,180
                             ---------     ---------        ---------      ---------
GROSS PROFIT                         -         1,480                -          9,570
                             ---------     ---------        ---------      ---------
EXPENSES
   General & Administrative      7,357         2,292           16,247          3,796
   Professional Fees             9,613         1,247           13,813          1,247
   Consulting Fees               3,000         4,500            6,000         11,500
                             ---------     ---------        ---------      ---------
TOTAL OPERATING EXPENSES        19,970         8,039           36,060         16,543
                             ---------     ---------        ---------      ---------
NET LOSS FROM OPERATIONS       (19,970)       (6,559)         (36,060         (6,973)
                             ---------     ---------        ---------      ---------
OTHER INCOME (EXPENSES)
  Interest Expense                (963)         (815)          (1,879)        (1,620)
  Gain on Sale of Assets             -             -                -              -
                             ---------     ---------        ---------      ---------
TOTAL OTHER INCOME (Expense)      (963)         (815)          (1,879)        (1,620)
                             ---------     ---------        ---------      ---------
INCOME TAX EXPENSE                   -             -                -              -
                             ---------     ---------        ---------      ---------
NET LOSS                     $ (20,933)    $  (7,374)       $ (37,939)     $  (8,593)
                             =========     =========        =========      =========
BASIC AND FULLY DILUTED
  LOSS PER SHARE             $   (0.00)    $   (0.00)       $   (0.00)     $   (0.00)
                             =========     =========        =========      =========
BASIC AND FULLY DILUTED
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING                16,235,231   16,216,807       16,235,261     16,216,807
                             ==========   ==========       ==========     ==========

               The accompanying notes are an integral part
                     of these financial statements

                      Oregon Mineral Technologies, Inc.
                 formerly Advanced Mineral Technologies, Inc.
                       (a development stage company)
                          Statements of Cash Flows
                                (Unaudited)

                                                                        Accumulated
                                                                       From Inception
                                          For the         For the      on November 19,
                                     Six Months Ended Six Months Ended  1999 through
                                          June 30        June 30          June 30
                                           2010            2009             2010
                                       -------------   ------------    --------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net Loss                             $ (37,939)       $  (8,594)      $(185,734)
Non cash Items Included in Net Loss
   Common Stock Issued For Services             -            9,000          11,800
Changes In operating Assets and
  Liabilities
   (Increase) Decrease in Inventory             -            4,998               -
   (Increase) Decrease in Prepaid
     Expense                                    -           (1,000)              -
   (Increase) Decrease in Other Assets          -           (2,500)              -
   Increase (Decrease) in Accounts
     Payable & Accrued Expense             33,308            3,256          52,326
                                        ---------        ---------       ---------
NET CASH PROVIDED BY/(USED) IN
  OPERATING ACTIVITIES                     (4,631)           5,160        (121,608)
                                        ---------        ---------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES            -                -               -
                                        ---------        ---------       ---------
CASH FLOWS FROM BY FINANCING ACTIVITIES
   Proceeds from notes payable
     - related party                        1,686                -          48,513
   Cash received from issuance of
     common stock                               -            1,405          74,205
                                        ---------        ---------       ---------
NET CASH PROVIDED BY/(USED IN)
  FINANCING ACTIVITIES                      1,686            1,405         122,718
                                        ---------        ---------       ---------
NET INCREASE (DECREASE) IN CASH            (2,945)           6,565           1,110

CASH BEGINNING BALANCE                      4,055              779               -
                                        ---------        ---------       ---------
CASH END OF PERIOD                      $   1,110        $   7,344       $   1,110
                                        =========        =========       =========




SUPPLEMENTAL DISCLOSURES OF CASH
  FLOW ACTIVITIES

Cash Paid For
 Interest                               $       -        $       -       $       -
 Income taxes                           $       -        $       -       $       -
Non-Cash and Investing Activities
 Common Stock Issued for Services       $       -        $   9,000       $  11,800
 Common Stock Issued for Assets         $       -        $       -       $  13,400

               The accompanying notes are an integral part
                        of these financial statements

                     OREGON MINERAL TECHNOLOGIES, INC.
               FORMERLY ADVANCED MINERAL TECHNOLOGIES, INC.
                      Notes to Financial Statements
                    June 30, 2010 and December 31, 2009

ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NOTE 1: Business and Organization

The Company was incorporated as Swan Land and Cattle Company in the state of Wyoming on November 9, 1999. On November 17, 1999 the name was changed to U.S. Sonix, Inc. On March 27, 2000 the name was changed to Advanced Mineral Technologies, Inc. and the authorized common stock was increased to 29,000,000 shares at .001 par value and the Company authorized 1,000,000 shares of preferred stock at .001 par value. On November 2, 2009, the name was changed to Oregon Mineral Technologies, Inc. and the authorized common stock was increased to 100,000,000 shares.

Oregon Mineral Technologies, (OMT) is a corporation originally organized to acquire mineral interests of a unique mineralized clay formation in Oregon, classified as K-Rectorite, and to develop and exploit this unique clay. Since inception, OMT has been formulating plans to process, market and distribute the mineralized clay primarily to the large potential agricultural market as OR-GROW as well as other smaller markets. OR-GRO is a highly altered, highly mineralized volcanic clay that when used as a soil amendment, enhances the growth and health of plants. Since that time, however, there has been a significant interest and research in the bio-medical properties of the clay. This market could exponentially expand the Company's market potential for the clay.

The Company has not achieved significant revenues and is a development stage Company in accordance with FASB ASC 915, "Development Stage
Entities."

NOTE 2: Summary of Significant Accounting Policies

Principles of Accounting

The Company employs the accrual method of accounting for financial statements purposes. Using the accrual method, revenues and related assets are recognized when earned, and expenses and the related obligations are recognized when incurred. The Company has elected a December 31 year end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reporting amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods.

                     OREGON MINERAL TECHNOLOGIES, INC.
               FORMERLY ADVANCED MINERAL TECHNOLOGIES, INC.
                      Notes to Financial Statements
                    June 30, 2010 and December 31, 2009

NOTE 2: Summary of Significant Accounting Policies (Continued)

Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from these estimates.

Fair Value of Financial Instruments

FASB ASC 820-10-50, "Fair Value Measurements," defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:
 - Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
- Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
 - Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheets for the cash and cash equivalents and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The carrying value of notes payable-related party approximates fair value because negotiated terms and conditions are consistent with current market rates as of June 30, 2010.

Cash Equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Concentration of Credit Risk

Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash. Our cash balances are maintained in accounts held by major banks and financial institutions located in the United States. The Company does not maintain amounts on deposit with a financial institution that are in excess of the federally insured limit of $250,000.

                     OREGON MINERAL TECHNOLOGIES, INC.
               FORMERLY ADVANCED MINERAL TECHNOLOGIES, INC.
                      Notes to Financial Statements
                    June 30, 2010 and December 31, 2009

NOTE 2: Summary of Significant Accounting Policies (Continued)

Concentration of Credit Risk (Continued)

The Company is a development stage Company and has had limited sales and customers during the periods ended June 30, 2010 and June 30, 2009 concentration of risk is not a material factor.

Basic and Fully Diluted Loss Per Share

FASB ASC 260, "Earnings Per Share", requires dual presentation of basic and diluted earnings or loss per share ("EPS") for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution; diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

The computation of basic and diluted loss per common share is based on the weighted average number of shares outstanding during each period.

                                Three Months Ended                 Six Months Ended
                                      June 30                          June 30

                              2010              2009             2010            2009
                              ----              ----             ----            ----
Net Loss                    $ (20,933)       $ ( 7,374)       $ (37,939)     $ (8,593)
Basic and Fully Diluted
 Loss Per Share             $   (0.00)       $   (0.00)       $   (0.00)     $  (0.00)
Basic and Fully Diluted
Weighted Average Number
 of Common Shares
 Outstanding               16,265,231       16,216,807       16,265,231    16,216,807

The computation of loss per common share is based on the weighted average number of shares outstanding during the year plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the year. The Company has not issued any options or warrants.

The Company did not have any outstanding common stock equivalents for the years ended June 30, 2010 and June 30, 2009.

                     OREGON MINERAL TECHNOLOGIES, INC.
               FORMERLY ADVANCED MINERAL TECHNOLOGIES, INC.
                      Notes to Financial Statements
                    June 30, 2010 and December 31, 2009

NOTE 2: Summary of Significant Accounting Policies (Continued)

Revenue recognition

In general, the Company recognizes revenue related to goods and services provided when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered,
(iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured.

The Company's revenues are generated from sale of products. The Company uses third party vendors for digging, preparing, bagging and storing products for sale. Revenues from the sale of products are generally recognized upon shipment of product, which corresponds with the transfer of title. The costs of shipping are typically billed to the customer upon shipment and are included in cost of sales. Deposits from customers for orders to be delivered in the future are recorded as deferred revenue.

Research and Development

The Company follows the policy of expensing its research and development costs in the period in which they are incurred. The Company has not incurred research and development expenses during the periods ended June 30, 2010 and 2009.

Inventory

The Company's inventory consists of processed clay and is stated at the lower of cost (first-in, first-out method), or market value. The mineral clay is dried, ground and bagged in 50# bags and generally stored at the vendor facility. The Company uses third party vendors for digging, preparing, bagging and storing products for sale. The value of inventory on hand at June 30, 2010 and 2009 is as follows.

Inventory					   2010 		   2009

 Finished Product				 $     -	       $     -
   Obsolescence				       -		       -
                                     -------           -------
			Net Inventory	 $     -	       $     -
                                     =======           =======

The Company believes that there is no obsolescence and the inventory is saleable and useable.

                     OREGON MINERAL TECHNOLOGIES, INC.
               FORMERLY ADVANCED MINERAL TECHNOLOGIES, INC.
                      Notes to Financial Statements
                    June 30, 2010 and December 31, 2009

NOTE 2: Summary of Significant Accounting Policies (Continued)

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided primarily by the straight-line method over the estimated useful lives of the related assets of five years. The Company has no depreciable property or equipment in at June 30, 2010 and December 31, 2009.

Mineral Rights and Claims

Mineral rights and claims are carried at cost. The Company will amortize the costs of rights and claims based upon completion. The depletion amount through June 30, 2010 resulted in amortization of less than $1 and was recorded in the statements of operations in cost of sales.

In 2000, the Company acquired mineral claims for K-Rectonite in Jackson County Oregon. These claims were acquired through the issuance of 8,000,000 shares of common stock valued at par value of $.001, or $8,000.

In 2000, the Company also acquired mineral interests to 10,000,000 tons of K-Rectorite clay from Rogue Silicates, Inc. This clay is from claims owned by Rogue Silicates. It is the Company's responsibility to find and extract the mineral. This interest was acquired through the issuance of 5,000,000 shares of common stock at par value of $.001, or $5,000. The Company has agreed to pay Rogue Silicates $5,000 per year to maintain this interest and the claims acquired above.

In 2005, the Company acquired additional claims for K-Rectonite in Jackson County Oregon, from individuals. These claims were acquired through the issuance of 400,000 shares of common stock valued at par
value $.001, or $400.   The Company agreed to pay Rogue Silicates
$1,000 per year to maintain these claims.

In 2000, the Company obtained an option to buy the mineral claims of Rogue Silicates, Inc. for an option price of $10,000,000. This option expired June 1, 2008. The Company has not yet negotiated an extension or renewal of the option.

In 2006, the Company obtained an option to buy the mineral claims of World Organics, Inc. for an option price of $3,000,000. This option expired January 1, 2009. The Company has not yet negotiated an extension or renewal of the option.

                     OREGON MINERAL TECHNOLOGIES, INC.
               FORMERLY ADVANCED MINERAL TECHNOLOGIES, INC.
                      Notes to Financial Statements
                    June 30, 2010 and December 31, 2009

NOTE 2: Summary of Significant Accounting Policies (Continued)

Mineral Rights and Claims (Continued)

A schedule of mineral claims, interest and associated amortization is below.
                                 June 30, December 31,
                                   2010        2009
                                 --------    --------
Mineral Claims                   $  8,400    $  8,400
Mineral Interest                    5,000       5,000
                                 --------    --------
  Total                            13,400    $ 13,400
Amortization                            -           -
  Net                            $ 13,400    $ 13,400
                                 ========    ========

In accordance with FASB ASC 930, "Extractive Activities - Mining", the Company has determined that there is no impairment of the value of the interests and claims at June 30, 2010 and December 31, 2009.

Income Taxes
The Financial Accounting Standards Board (FASB) has issued FASB ASC 740-10 (Prior authoritative literature: Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 (FIN 48)). FASB ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes. This standard requires a Company to determine whether it is more likely than not that a tax position will be sustained will be sustained upon examination based upon the technical merits of the position. If the more-likely-than- not threshold is met, a Company must measure the tax position to determine the amount to recognize in the financial statements. As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                     OREGON MINERAL TECHNOLOGIES, INC.
               FORMERLY ADVANCED MINERAL TECHNOLOGIES, INC.
                      Notes to Financial Statements
                    June 30, 2010 and December 31, 2009

NOTE 2:   Summary of Significant Accounting Policies (Continued)

Income Taxes (Continued)

Deferred tax assets and the valuation account are as follows:

                                           For the Six Months Ended
                                                  June 30,
                                           2010              2009
                                           ----              ----
Deferred Tax Asset:
Net Operating Loss Carry Forward       $  63,150         $  43,416
Valuation Allowance                      (63,150)          (43,416)
                                       ---------         ---------
                                       $       -         $       -
                                       =========         =========

Components of Income Tax Expense are as Follows

                                          For the Six Months Ended
                                                  June 30,
                                           2010              2009
                                           ----              ----

Current Federal Tax                    $       -         $       -
Current State Tax                              -                 -
Change in NOL Benefit                     19,134             2,921
Change in Valuation Benefit              (19,134)           (2,921)
                                       ---------         ---------
                                       $	     0         $       0
                                       =========         =========

At June 30, 2010, the Company had net operating loss carry forwards of approximately $185,734 that may be offset against future taxable income and begin to expire starting in the year 2024 through 2028. No tax benefit has been reported in the June 30, 2010 and 2009 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

The Company has adopted FASB ASC 740-10 to account for income taxes. The Company currently has no issues creating timing differences that would mandate deferred tax expense. Net operating losses would create possible tax assets in future years. Due to the uncertainty of the utilization of net operating loss carry forwards, an evaluation allowance has been made to the extent of any tax benefit that net operating losses may generate. A provision for income taxes has not been made due to net operating loss carry-forwards of $185,734 and $127,697 as of June 30, 2010 and June 30, 2009, respectively, which may be offset against future taxable income through 2029. No tax benefit has been reported in the financial statements.

                     OREGON MINERAL TECHNOLOGIES, INC.
               FORMERLY ADVANCED MINERAL TECHNOLOGIES, INC.
                      Notes to Financial Statements
                    June 30, 2010 and December 31, 2009

NOTE 2:  Summary of Significant Accounting Policies (Continued)

Components of Income Tax Expense are as Follows: (Continued)

                       For the Six Months Ended   For the Year ended
                            June 30, 2010        December 31, 2009
                         --------------------     ------------------
Beginning Balance               $     -             $      -

Additions Based on tax
  Positions related to
  current year                        -                    -

Additions for Positions of
  Prior Years                         -                    -

Reductions for Positions of
  Prior Years                         -                    -

Deductions in Benefit Due to
  Income Tax Expense                  -                    -
                               --------             --------
Ending Balance                 $      -             $      -
                               ========             ========

The Company did not have any tax positions for which it is reasonably possible that the total amount of unrecognized tax benefits will significantly increase or decrease within the next 12 months.

The Company includes interest and penalties arising from the underpayment of income taxes in the consolidated statements of operations in the provision for income taxes. As of June 30, 2010 and 2009, the Company had no accrued interest or penalties related to uncertain tax positions.

The tax years that remain subject to examination by major taxing jurisdictions are for the years ended December 31, 2009, 2008 and 2007.

Recently Issued Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the

                     OREGON MINERAL TECHNOLOGIES, INC.
               FORMERLY ADVANCED MINERAL TECHNOLOGIES, INC.
                      Notes to Financial Statements
                    June 30, 2010 and December 31, 2009

NOTE 2:  Summary of Significant Accounting Policies (Continued)

Recently Issued Accounting Pronouncements (Continued)

first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167. (See FAS 167 effective date below.)

                     OREGON MINERAL TECHNOLOGIES, INC.
               FORMERLY ADVANCED MINERAL TECHNOLOGIES, INC.
                      Notes to Financial Statements
                    June 30, 2010 and December 31, 2009

NOTE 2:  Summary of Significant Accounting Policies (Continued)

Recently Issued Accounting Pronouncements (Continued)

In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166. (See FAS 166 effective date below)

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1. (See EITF 09-1 effective date below.)

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements. This update changed the accounting model for revenue arrangements that include both tangible products and software elements. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP. This amendment has eliminated that residual method of allocation. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). It is effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The Company does not expect the provisions of ASU 2009-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

                     OREGON MINERAL TECHNOLOGIES, INC.
               FORMERLY ADVANCED MINERAL TECHNOLOGIES, INC.
                      Notes to Financial Statements
                    June 30, 2010 and December 31, 2009

NOTE 2:  Summary of Significant Accounting Policies (Continued)

Recently Issued Accounting Pronouncements (Continued)

In July 2009, the FASB ratified the consensus reached by EITF (Emerging Issues Task Force) issued EITF No. 09-1, (ASC Topic 470) "Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance" ("EITF 09-1"). The provisions of EITF 09-1, clarifies the accounting treatment and disclosure of share-lending arrangements that are classified as equity in the financial statements of the share lender. An example of a share-lending arrangement is an agreement between the Company (share lender) and an investment bank (share borrower) which allows the investment bank to use the loaned shares to enter into equity derivative contracts with investors. EITF 09-1 is effective for fiscal years that beginning on or after December 15, 2009 and requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. Share-lending arrangements that have been terminated as a result of counterparty default prior to December 15, 2009, but for which the entity has not reached a final settlement as of December 15, 2009 are within the scope. Effective for share-lending arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009. The Company does not expect the provisions of EITF 09-1 to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 3: Capital Structure

Common Stock

Dividends may be paid on outstanding shares as declared by the Board of Directors. Each share of common stock is entitled to one vote.

During the year ended December 31, 1999 the Company issued 2,000,000 shares of common stock to initial investors at the par value of $.001

During the year ended December 31, 2000 the Company issued 13,000 000 shares of common stock at par value of $.001 for the acquisition of mineral claims and rights.

During the year 2002, the Company issued 18,667 shares of common stock for services at $.15 per share for a value of $2,800. The Company also
issued 40,000 shares of common stock   at $.15 per share for a value of
$6,000.

During the year 2003, the Company issued 730,140 shares of common stock at $.09 per share for a value of $64,800. The Company also recalled and canceled 52,000 shares of stock from a related party for $.19 per share for a value of $10,000.

                     OREGON MINERAL TECHNOLOGIES, INC.
               FORMERLY ADVANCED MINERAL TECHNOLOGIES, INC.
                      Notes to Financial Statements
                    June 30, 2010 and December 31, 2009

NOTE 3: Capital Structure (Continued)

During the year 2005, the Company issued 400,000 shares at par value of $.001 per share for the acquisition of mineral claims for a value of $400.

During 2006, the Company issued 60,000 shares of common stock for cash at $.17 per share for a value of $10,000.

During 2009, the Company issued 60,000 shares for consulting services of $6,000. The value of the shares was determined to be $.31 per share $18,750.The excess of the value of the shares issued over the value do the value of the services is $12,750 and has been recorded as a reduction of additional paid-in capital. The Company also issued 400 shares for cash at $ 0.31 per share for a value of $125. The Company also issued 5,024 shares for cash at $0.25 per share for a value of $1,280.

During the year ended December 31, 2009, the Company issued 3,000 shares for marketing consulting services $3,000. The value of the shares was determined to be $.31 or $939. The deficit of the value of the shares issued under the value of the services is $2,061 and has been recorded as an addition to additional paid-in capital.

Preferred Stock

No shares of preferred stock have been issued or are outstanding.
Dividends, voting rights and other terms, rights and preferences of the preferred shares have not been designated but may be designated by the Board of Directors from time to time.


NOTE 4: Loans Payable Related Parties

The Company has received loans primarily from a former officer and related companies. Included in the loans are the accrued maintenance and other fees discussed in Mineral Interests. The loans are unsecured, have fixed dates and bear interest.

During 2003, the Company received a $1,080 loan from Ray Huckaba. The note was issued with a due date of August 5, 2010 at 8% simple interest. A payment of $78 was made in 2006. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal
balance at June 30, 2010 of $1,002   and had accrued interest at that
date of $ 169.

During 2005, the Company issued a note for the Maintenance Fee on our mineral interests for $5,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at June 30, 2010 of $5,000 and had accrued interest

                     OREGON MINERAL TECHNOLOGIES, INC.
               FORMERLY ADVANCED MINERAL TECHNOLOGIES, INC.
                      Notes to Financial Statements
                    June 30, 2010 and December 31, 2009

NOTE 4: Loans Payable Related Parties (continued)

at that date of $1,966 In September, 2005, the Company issued a note for Assessment work for $1,000 to Rogue Silicates, Inc at 8% simple interest, due September 5, 2010. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at June 30, 2010 of $1,000 and had accrued interest at that date of $386.

During 2006, the Company issued a note for the Maintenance Fee on our mineral interests for $5,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at June 30, 2010 of $5,000 and had accrued interest at that date of $1,566. During August, the Company received a $1,700 loan from Rogue Silicates, Inc. The note was issued with a maturity date of August 5, 2010 at 8% simple interest. A payment in the amount of $386 was made in 2008. The note was reissued in 2009 with a due date of September 30, 2011. A principal payment of $1,314 was made in March 2010. The Loan had a principal balance at June 30, 2010 of $0 and had accrued interest at that date of $0. In November, the Company issued a note for claim work for $1,056 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at June 30, 2010 of $1,056 and had accrued interest at that date of $310.

During 2007 the Company issued a note for the Maintenance Fee on our mineral interests for $5,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at June 30, 2010 of $5,000 and had accrued interest at that date of $1,166. In September the Company issued a note for Assessment work for $1,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The note was
reissued in 2009 with a due date of September 30, 2011.   The Loan had
a principal balance at   June 30, 2010 of $1,000 and had accrued
interest at that date of $226.   During October The Company received a
$3,500 loan from Rogue Silicates, Inc. The note was issued with a maturity date of October 22, 2010 at 8% simple interest. No Payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at June 30, 2010 of $3,500 and had accrued interest at that date of $535. During October the Company received a $1,869 loan from Rogue Silicates, Inc. A note was issued with a maturity date of August 5, 2010 at 8% simple interest. No Payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at June 30, 2010 of $1,869 and had accrued interest at that date of $
404. In November The Company issued a note for claim work for $2,586 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. The

                     OREGON MINERAL TECHNOLOGIES, INC.
               FORMERLY ADVANCED MINERAL TECHNOLOGIES, INC.
                      Notes to Financial Statements
                    June 30, 2010 and December 31, 2009

NOTE 4: Loans Payable Related Parties (continued)

note was reissued in 2009 with a due date of September 30, 2011. No payments have been made. The Loan had a principal balance at June 30, 2010 of $2,586 and had accrued interest at that date of $551

In March of 2008 The Company received a $3,500 loan from Sumac, Inc. The note was issued with a maturity date of August 5, 2010 at 8% simple interest. No Payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at June 30, 2010 of $3,500 and had accrued interest at that date of $231. During April we received a $3,000 loan from Rogue Silicates, Inc. The note has a maturity date of August 5, 2010 and bears interest at 8%. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at June 30, 2010 of $3,000 and had accrued interest at that date of $ 529. In August The Company issued a note for Maintenance Fee on our mineral interests for $5,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at June 30, 2010 of $5,000 and had accrued interest at that date of $766. In September The Company issued a note for Assessment work for $1,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at June 30, 2010 of $1,000 and had accrued interest at that date of $146.

During 2009, in August, the Company issued a note for the Maintenance Fee on our mineral interests for $5,000 to Rogue Silicates, Inc at 8% simple interest, due September 30, 2011. No payments have been made. The Loan had a principal balance at September 30, 2009 of $5,000 has accrued interest at June 30, 2010 of $366. In September, the Company issued a note for Assessment work for $1,000 to Rogue Silicates, Inc at 8% simple interest, due September 30, 2011. No payments have been made. The Loan had a principal balance at June 30, 2010 of $1,000 and had accrued interest at that date of $66.

During 2010, in April, the Company issued a note for $3,000 to Rogue Silicates, Inc. at 8% simple interest, due September 30, 2011. No Payments have been made. The loan had a principal balance at June 30, 2010 of $3,000 and had accrued interest of $55.

                     OREGON MINERAL TECHNOLOGIES, INC.
               FORMERLY ADVANCED MINERAL TECHNOLOGIES, INC.
                      Notes to Financial Statements
                    June 30, 2010 and December 31, 2009

NOTE 4: Loans Payable Related Parties (continued)

The following table summarizes the Company's Notes Payable at June 30, 2010 and December 31, 2009.

                                                Principal Amount     Accrued Interest
                               June 30, 2010  December 31, 2010  Notes June 30, 2010
                               --------------  -----------------  --------------------
			               (Unaudited)                          (Unaudited)
Related Party

Notes payable to R Huckaba,
 Unsecured interest bearing
 @ 8% due 2010                                       $ 1,002
Notes payable to R. Huckaba,
 unsecured
Interest bearing @ % due 2011       $ 1,002				    $   169
Notes payable to Rogue Silicates,
 Inc. Unsecured, Interest bearing
 @ 8% Due 2010                                        42,325
Notes payable to Rogue Silicates,
 Inc. unsecured, interest bearing
 @ 8%, Due 2011                      43,011                             9,038
Notes payable to Sumac Corp,
 Unsecured Interest bearing @ 8%
 due 2011                                              3,500
Notes payable to Sumac Corp,
 Unsecured Interest bearing
 @ 8%, due 2011                       3,500                               231
                                    -------          -------          -------
Total                               $48,513          $46,827          $ 9,438

Accrued interest on the notes listed above was $9,438 and $7,946 for the 6 months periods ended June 30, 2010 and June 30, 2009.

There are 14 individual notes issued at varying dates and amounts and shown in total for each party as of June 30, 2010 and 15 individual notes as of December 31, 2009. All notes are due and payable September 30, 2011 and carry an 8% per year simple interest rate.


NOTE 5:  Going Concern

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. Historically, the Company has incurred annual losses, which have resulted in an accumulated

                     OREGON MINERAL TECHNOLOGIES, INC.
               FORMERLY ADVANCED MINERAL TECHNOLOGIES, INC.
                      Notes to Financial Statements
                    June 30, 2010 and December 31, 2009

NOTE 5:  Going Concern (continued)

deficit of $185,734 at June 30, 2010. The Company also has a negative working capital and negative cash flow from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company increasing sales to the point it becomes profitable. The Company may need to raise additional capital for working capital, processing equipment and marketing to increase its sales. If the Company is unable to increase sales sufficiently or obtain adequate capital, it could be forced to cease operation or seek some form of business combination or sale. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Management plans to increase sales by increasing its marketing program and to obtain additional capital from the filing a Form S-1 with the Securities and Exchange Commission, registering common stock for entering the public stock market for sales of shares of its common stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.



Note 6: Commitments and Contingencies

Operating Leases

The Company has obligations to pay $5,000 and $1,000 per year in September to a related party, Rogue Silicates, Inc. to maintain its mineral claims and leases. The Company has incurred expense of $6,000 in 2009 and 2008 respectively. The obligation is on an ongoing basis as long as the claims and lease for the clay remain. The expense is recorded in General and Administrative expense in the statements of operations.

Consulting Agreements

The Company entered in to an agreement with a firm to act as an introducing broker. The Company paid an initial fee $2,500 and is obligated to pay the broker an additional fee of $2,500 upon completion and acceptance of a Securities and Exchange Commission Form S-1 filing and additional variable fees for successful funding and or acceptance and signing of an acceptable term sheet.

In February 2009, the Company entered into a consulting agreement with a firm to assist the Company in preparation of a revised business plan, Company accounting records and related corporate documentation for the submission of registration documents to the Securities and Exchange

                     OREGON MINERAL TECHNOLOGIES, INC.
               FORMERLY ADVANCED MINERAL TECHNOLOGIES, INC.
                      Notes to Financial Statements
                    June 30, 2010 and December 31, 2009

Note 6: Commitments and Contingencies (Continued)

Consulting Agreements (Continued)

Commission for its common stock. The Company agreed to pay $500 per month for six months and a payment of 60,000 shares of common stock which were issued at $.10 per share for a total share value of $6,000. The agreement was extended for four months at an additional fee of $600 per month for a total of $ 11,600 in fees and stock. An additional extension is being negotiated.


Note 7: Subsequent Events

The Option to acquire mineral claims from Rogue Silicates, Inc in 2000 expired in 2008. That option has been renewed and extended to June 30, 2014 under the same terms and conditions.

The Option to acquire mineral claims from World Organics, Inc. in 2006 expired in 2009. That Option has been renewed and extended to June 30, 2014 under the same conditions and terms.

The Board of Directors approved a Stock Option and Awards Plan. An Option was issued to C. Douglas Hamilton, President and Director for 100,000 shares of common stock for an option price of $0.50 per share. The option is to expire July 29, 2016. An option was issued to Corporate management Associates, Inc., consultants to the company, for 50, 000 shares of common stock at an option price of $0.50 per share. The option is to expire July 29, 2014.

The Company sold 150,000 shares of common stock for $150,000.

The Company has filed a form S-1 with the Securities and Exchange
Commission.

Oregon Mineral Technologies, Inc has evaluated subsequent events for the period June 30, 2010 through the date the financial statements were issued, and concludes that there were no events, except those noted above, or transactions occurring during this period that required recognition or disclosure in its financial statements.

     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Oregon Mineral Technologies, Inc. (formerly Advanced Mineral
Technologies, Inc.)
Jacksonville, Oregon

We have audited the accompanying balance sheets of Oregon Mineral Technologies, Inc. (formerly Advanced Mineral Technologies, Inc.) (a development stage company) as of December 31, 2009 and 2008, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and for the period from November 19, 1999 (inception) through December 31, 2009. These financial
statements are the responsibility of the Company's management.   Our
responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oregon Mineral Technologies, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended and for the period from November 19, 1999 (inception) through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has incurred losses since inception and further losses are anticipated in the development of its business. The Company has also incurred recurring negative working capital, and negative cash flows from operations, which raises substantial doubt about its ability to continue as a going concern.

Management's plans in regard to these matters are also described in
Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Chisholm, Bierwolf, Nilson & Morrill, LLC
Bountiful, Utah
May 18, 2010

                    OREGON MINERAL TECHNOLOGIES, INC.
                 formerly Advanced Mineral Technologies, Inc.
                     (a development stage company)
                             Balance Sheets

                               ASSETS
                                       December 31,        December 31,
                                           2009               2008
                                       -----------         -----------
CURRENT ASSETS
  Cash                                  $  4,055            $    779
  Inventory                                    -               4,998
                                        --------            --------
    Total Current Assets                   4,055               5,777
                                        --------            --------
FIXED ASSETS
  Mineral Rights & Properties - Net       13,400              13,400
                                        --------            --------
TOTAL ASSETS                            $ 17,455            $ 19,177
                                        ========            ========

                 LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES
  Accounts Payable                     $   8,401           $   1,265
  Accrued Liabilities - Related Parties    2,671               2,671
  Accrued Interest - Related Parties       7,946               4,517
                                       ---------           ---------
    Total Current Liabilities             19,018               8,453
                                       ---------           ---------
LONG TERM LIABILITIES
  Notes Payable - Related Party           46,827              40,827
                                       ---------           ---------
    Total Long term Liabilities           46,827              40,827
                                       ---------           ---------
TOTAL LIABILITIES                         65,845              49,280
                                       ---------            --------
STOCKHOLDERS' (DEFICIT)
  Preferred Stock .001 Par value
    1,000,000 shares authorized
    - none issued                              -                   -
  Common Stock -.001 par value
    100,000,000 shares authorized,
    16,265,231 and 16,196,807 shares
    issued and outstanding, respectively  16,265              16,197
  Additional Paid in Capital              83,140              72,803
  Accumulated Deficit                   (147,795)           (119,103)
                                       ---------           ---------
    Total Shareholders' (Deficit)        (48,390)            (30,103)
                                       ---------           ---------
TOTAL LIABILITIES AND SHAREHOLDERS'
  (DEFICIT)                            $  17,455           $  19,177
                                       =========           =========

              The accompanying notes are an integral part
                     of these financial statements

                 Oregon Mineral Technologies, Inc.
           formerly Advanced Mineral Technologies, Inc.
                   (a development stage company)
                     Statements of Operations

                                                                         Accumulated
                                                                        From Inception
                                                For the      For the   on November 19,
                                              Year Ended    Year Ended   1999 through
                                             December 31,  December 31,  December 31,
                                                 2009          2008          2009
                                             -----------   -----------  -------------
REVENUE                                       $  13,750     $   1,875    $  33,810

COST OF SALES                                     4,180         1,225       15,427
                                              ---------     ---------    ---------
GROSS PROFIT                                      9,570           650       18,383
                                              ---------     ---------    ---------
EXPENSES
   General & Administrative                      12,736         9,650       98,026
   Professional Fees                              6,097         3,794       41,857
   Consulting Fees                               16,000         2,500       18,500
                                              ---------     ---------    ---------
TOTAL OPERATING EXPENSES                         34,833        15,944      158,383
                                              ---------     ---------    ---------
NET LOSS FROM OPERATIONS                        (25,263)      (15,294)    (140,000)
                                              ---------     ---------    ---------
OTHER INCOME (EXPENSES)
  Interest Expense                               (3,429)       (2,888)      (8,210)
  Gain on Sale of Assets                              -             -          415
                                              ---------     ---------    ---------
TOTAL OTHER INCOME (Expense)                     (3,429)       (2,888)      (7,795)

INCOME TAX EXPENSES                                   -             -            -
                                              ---------     ---------    ---------
NET LOSS                                      $ (28,692)    $ (18,182)   $(147,795)
                                              =========     =========    =========
BASIC AND FULLY DILUTED LOSS PER SHARE        $   (0.00)    $   (0.00)
                                              =========     =========
BASIC AND FULLY DILUTED WEIGHTED AVERAGE
  NUMBER OF SHARES OUTSTANDING               16,216,070    16,196,807
                                             ==========    ==========

           The accompanying notes are an integral part of these financial statements

                   Oregon Mineral Technologies, Inc.
                     (a development stage company)
              Statements of Stockholders' Equity (Deficit)
 For the Period November 19, 1999 (inception) through December 31, 2009

                                          PREFERRED STOCK            COMMON STOCK
                                       SHARES         AMOUNT      SHARES      AMOUNT
                                       ------         ------      ------      ------
Balance at November 19, 1999
  (inception)                               -              -           -           -
Common shares issued for cash at
  $.001 per share                           -              -   2,000,000       2,000
Net income (loss) for the period
  from inception November 19, 1999
  through December 31, 1999
                                      -------        -------   ---------     -------
Balance at December 31, 1999                -              -   2,000,000       2,000
Common shares issued for mineral
  rights at $.001 per share                 -              -   8,000,000       8,000

Common shares issued for mineral
  rights at $.001 per share                 -              -   5,000,000       5,000

Net loss for the year ended December
  31, 2000                                  -              -           -           -
                                      -------        -------   ---------     -------
Balance at December 31, 2000                -              -  15,000,000      15,000
Net loss for the year ended December
  31, 2001                                  -              -           -           -
                                      -------        -------   ---------     -------
Balance at December 31, 2001                -              -  15,000,000      15,000
Common shares issued for services
  at $.15 per share                         -              -      18,667          19
Common shares issued for cash at
  $.15 per share                            -              -      40,000          40
Net loss for the year ended December
  31, 2002                                  -              -           -           -
                                      -------        -------   ---------     -------
Balance at December 31, 2002                -              -  15,058,667      15,059
Common shares issued for cash at $.09
  per share                                 -              -     730,140         730
Common share cancelled                      -              -     (52,000)        (52)
Net loss for the year ended December
  31, 2003                                  -              -           -           -
                                      -------        -------   ---------     -------
Balance at December 31, 2003                -              -  15,736,807      15,737
Net loss for the year ended December
  31, 2004                                  -              -           -           -
                                      -------        -------   ---------     -------




Balance at December 31, 2004                -              -  15,736,807      15,737
Common shares issued for mineral
  claims at $.001                           -              -     400,000         400
Net loss for the year ended December
  31, 2005                                  -              -           -           -
                                      -------        -------   ---------     -------
Balance at December 31, 2005                -              -  16,136,807      16,137
Common shares issued for cash at
  $.17 per share                            -              -      60,000          60
Net loss for the year ended December
  31, 2006                                  -              -           -           -
                                      -------        -------   ---------     -------
Balance at December 31, 2006                -              -  16,196,807      16,197
Net loss for the year ended December
  31, 2007                                  -              -           -           -
                                      -------        -------   ---------     -------
Balance at December 31, 2007                -              -  16,196,807      16,197
Net loss for the year ended December
  31, 2008                                  -              -           -           -
                                      -------        -------   ---------     -------
Balance at December 31, 2008                -              -  16,196,807      16,197
Common Shares Issued for Services @$.10     -              -      60,000          60
Reduction in paid-in capital for the
  excess of value of shares issued for
  services over the value of the services
  received                                  -              -     (12,750)    (12,750)
Common Shares Issued for cash @ $0.3125     -              -         400           -
Common Shares Issued for cash @ $0.255      -              -       5,024           5
Common Shares Issued for Services @ $1.00   -              -       3,000           3
Increase in paid-in capital for the
  excess of value of shares issued for
  services under the value of the
  services received
Net Loss for the year ended September
  30, 2009                                  -              -           -           -
                                      -------        -------  ----------     -------
Balance at December 31, 2009                -              -  16,265,231      16,265
                                      =======        =======  ==========     =======

              The accompanying notes are an integral part
                     of these financial statements

                   Oregon Mineral Technologies, Inc.
                     (a development stage company)
              Statements of Stockholders' Equity (Deficit)
 For the Period November 19, 1999 (inception) through December 31, 2009 (CONTINUED)

                                                                 ADDITIONAL
                                                      PAID IN   ACCUMULATED
                                                      CAPITAL     DEFICIT     TOTAL
                                                      -------   -----------   -----
Balance at November 19, 1999 (inception)                    -            -        -

Common shares issued for cash at $.001 per share            -       (2,000)       -
Net income (loss) for the period from inception
  November 19,1999 through December 31, 1999
                                                      -------     --------  -------
Balance at December 31, 1999                                -       (2,000)       -

Common shares issued for mineral rights                     -            -    8,000
 at $ .001 per share
Common shares issued for mineral rights                     -            -    5,000
 at $.001 per share
Net loss for the year ended December 31, 2000               -       (5,000)  (5,000)
                                                      -------     --------  -------
Balance at December 31, 2000                                -       (7,000)   8,000

Net loss for the year ended December 31, 2001               -       (6,312)  (6,312)
                                                      -------     --------  -------
Balance at December 31, 2001                                -      (13,312)   1,688

Common shares issued for services at $.15 per share     2,781            -    2,800
Common shares issued for cash at $.15 per share         5,960            -    6,000
Net loss for the year ended December 31, 2002               -       (8,917)  (8,917)
                                                      -------     --------  -------
Balance at December 31, 2002                            8,741      (22,229)   1,571

Common shares issued for cash at $.09 per share        64,070            -   64,800
Common share cancelled                                 (9,948)           -  (10,000)
Net loss for the year ended December 31, 2003               -      (34,617) (34,617)
                                                      -------     --------  -------
Balance at December 31, 2003                           62,863      (56,846)  21,754

Net loss for the year ended December 31, 2004               -      (10,168) (10,168)
                                                      -------     --------  -------
Balance at December 31, 2004                           62,863      (67,014)  11,586

Common shares issued for mineral claims at $.001            -            -      400
Net loss for the year ended December 31, 2005               -       (8,288)  (8,288)
                                                      -------     --------  -------
Balance at December 31, 2005                           62,863      (75,302)   3,698

Common shares issued for cash at $.17 per share         9,940            -   10,000
Net loss for the year ended December 31, 2006               -      (11,874) (11,874)
                                                      -------     --------  -------
Balance at December 31, 2006                           72,803      (87,176)   1,824



Net loss for the year ended December 31, 2007               -      (13,745) (13,745)
                                                      -------     --------  -------
Balance at December 31, 2007                           72,803     (100,921) (11,921)

Net loss for the year ended December 31, 2008               -      (18,182) (18,182)
                                                      -------     --------  -------
Balance at December 31, 2008                           72,803     (119,103) (30,103)
Common Shares Issued for Services @ $.10                    -       18,690   18,750
Reduction in paid-in capital for the excess of
  value of shares issued for services over the
  value of the services received                            -      (12,750) (12,750)
Common Shares Issued for cash @ $ 0.3125                    -          125      125
Common Shares Issued for cash @ $ 0.255                     -        1,275    1,280
Common Shared Issued for Services @$1.00                    -          936      939
Increase in paid-in capital for the excess of
  value of shares issued for services under
  the value of the services received                        -        2,061    2,061
Net Loss for the year ended September 30, 2009              -      (28,692) (28,692)
                                                      -------     --------  -------
Balance at December 31, 2009                           83,140     (147,795) (48,390)
                                                      =======     ========  =======

              The accompanying notes are an integral part
                    of these financial statements

                    Oregon Mineral Technologies, Inc.
               formerly Advanced Mineral Technologies, Inc.
                     (a development stage company)
                       Statements of Cash Flows

                                                                         Accumulated
                                                                        From Inception
                                                For the      For the   on November 19,
                                              Year Ended    Year Ended   1999 through
                                             December 31,  December 31,  December 31,
                                                 2009          2008          2009
                                             -----------   -----------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                                    $ (28,692)    $ (18,182)    $(147,795)
Non cash Items Included in Net Loss
  Common Stock Issued For Services                9,000             -        11,800
Changes In operating Assets and Liabilities
 (Increase) Decrease in Accounts Receivable
    and Advances                                      -         1,000             -
 (Increase)  Decrease in Inventory                4,998             -             -
 (Increase) Decrease in Prepaid Expense               -             -           500
 Increase (Decrease) in Accounts Payable
   & Accrued Expense                             10,565         4,849        19,018
                                              ---------     ---------     ---------
NET CASH USED BY OPERATING ACTIVITIES            (4,129)      (11,833)     (116,977)
                                              ---------     ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES                  -             -             -
                                              ---------     ---------     ---------
NET CASH USED FROM INVESTING ACTIVITIES               -             -             -
                                              ---------     ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from notes payable - related party    6,000        12,114        46,827
   Cash received from issuance of common stock    1,405             -        74,205
                                              ---------     ---------     ---------
NET CASH FROM FINANCING ACTIVITIES                7,405        12,114       121,032
                                              ---------     ---------     ---------
NET INCREASE (DECREASE) IN CASH                   3,276           281         4,055
CASH AT DECEMBER 31, 2008                           779           498             -
                                              ---------     ---------     ---------
CASH AT DECEMBER 31, 2009                     $   4,055     $     779     $   4,055
                                              =========     =========     =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW ACTIVITIES

Cash Paid For
 Interest                                       $     -       $     -       $     -
 Income taxes                                   $     -       $     -       $     -

Non-Cash and Investing Activities
 Common Stock Issued for Services               $ 9,000       $     -       $ 2,800
 Common Stock Issued for Assets                 $     -       $     -       $13,400

             The accompanying notes are an integral part
                     of these financial statements

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

Business and Organization
This summary of significant accounting policies of Oregon Mineral Technologies, Inc., Formerly Advanced Mineral Technologies, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

The Company was incorporated as Swan Land and Cattle Company in the state of Wyoming on November 9, 1999. On November 17, 1999 the name was changed to U.S. Sonix, Inc. On March 27, 2000 the name was changed to Oregon Mineral Technologies, Inc. and increased the authorized common stock to 29,000,000 shares at .001 par value and authorized 1,000,000 shares of preferred stock at .001 par value. On November 2, 2009, the name was changed to Oregon Mineral Technologies, Inc. and the Shareholders and BD the increase of the authorized common stock to 100,000,000 shares.

Oregon Mineral Technologies, (OMT) is a corporation originally organized to acquire mineral interests of a unique mineralized clay formation in Oregon, classified as K-Rectorite, and to develop and exploit this unique clay. Since inception, AMT has been formulating plans to process, market and distribute the mineralized clay primarily to the large potential agricultural market as OR-GROW as well as other smaller markets. OR-GRO is a highly altered, highly mineralized volcanic clay that when used as a soil amendment, enhances the growth and health of plants. Since that time, however, there has been a significant interest and research in the bio-medical properties of the clay. This market could exponentially expand the Company's market potential for the clay.

The Company has not achieved significant revenues and is a development stage company in accordance with FASB ASC 915 Development Stage
Entities.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Accounting
The Company employs the accrual method of accounting for financial statements purposes. Using the accrual method, revenues and related assets are recognized when earned, and expenses and the related obligations are recognized when incurred. The Company has elected a December 31 year end.

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reporting amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from these estimates.

Fair Value of Financial Instruments
FASB ASC 820-10-50, "Fair Value Measurements defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:
   - Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
   - Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
   - Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheets for the cash and cash equivalents and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The carrying value of notes payable approximates fair value because negotiated terms and conditions are consistent with current market rates as of December 31, 2009 and 2008.

Cash Equivalents
The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Credit Risk
Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash. Our cash balances are maintained in accounts held by major banks and financial institutions located in the United States. The Company does not maintain amounts on deposit with a financial institution that are in excess of the federally insured limit of $250,000.

The Company is a development stage company and has had limited sales and customers during the years ended December 31 2009 and 2008 concentration of risk is not a material factor.

Basic and Fully Diluted Loss Per Share
FASB ASC 260, "Earnings per Share", requires dual presentation of basic and diluted earnings or loss per share ("EPS") for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution; diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

The computation of basic and diluted loss per common share is based on the weighted average number of shares outstanding during each period.

                                                   December 31
                                                2009          2008
                                                ----          ----
NET LOSS                                      (28,692)      (18,182)

BASIC AND FULLY DILUTED LOSS
  PER COMMON SHARE                           $  (0.00)     $  (0.00)
                                             ========      ========
BASIC AND FULLY DILUTED
WEIGHTED AVERAGE NUMNER OF SHARES
  OUTSTANDING                              16,216,070	   16,196,807
                                           ==========    ==========

The computation of loss per common share is based on the weighted average number of shares outstanding during the year plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the year. The Company has not issued any options or warrants.

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company did not have any outstanding common stock equivalents for the years ended December 31, 2009 and 2008.

Revenue recognition
In general, the Company recognizes revenue related to goods and services provided when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered,
(iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured.

The Company's revenues are generated from sale of products. The company uses third party vendors for digging, preparing, bagging and storing products for sale. Revenues from the sale of products are generally recognized upon shipment of product, which corresponds with the transfer of title. The costs of shipping are typically billed to the customer upon shipment and are included in cost of sales. Deposits from customers for orders to be delivered in the future are recorded as deferred revenue.

Research and Development
The Company follows the policy of expensing its research and development costs in the period in which they are incurred. The Company has not incurred research and development expenses during the years ended December 31, 2009 and 2008.

Inventory
The Company's inventory consists of processed clay and is stated at the lower of cost (first-in, first-out method), or market value. The mineral clay is dried, ground and bagged in 50# bags and generally stored at the vendor facility. The Company uses third party vendors for digging, preparing, bagging and storing products for sale. The value of inventory on hand at December 31, 2009 and 2008 is as follows.

Inventory					   2009 	   2008
                                       ----        ----
 Finished Product				$     -	 $ 4,998
   Obsolescence				      -	       -
                                    -------      -------
			Net Inventory	$      -	 $ 4,998
                                    =======      =======
The Company believes that there is no obsolescence and the inventory is saleable and useable.

Property and Equipment
Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided primarily by the straight-line

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

method over the estimated useful lives of the related assets of five years. The Company has no depreciable property or equipment at December 31, 2009 and December 31, 2008.

Mineral Rights and Claims
Mineral rights and claims are carried at cost. The Company will amortize the costs of rights and claims based upon completion. The depletion amount through 2009 resulted in amortization of less than $1 and was recorded in the in the statements of operations in cost of sales.

In 2000, the Company acquired mineral claims for K-Rectonite in Jackson County Oregon. These claims were acquired through the issuance of 8,000,000 shares of common stock valued at par value of $.001, or $8,000.

In 2000, the Company also acquired mineral interests to 10,000,000 tons of K Rectonite clay from Rogue Silicates, Inc. This clay is from claims owned by Rogue Silicates. It is the Company's responsibility to find and extract the mineral. This interest was acquired through the issuance of 5,000,000 shares of common stock at par value of $.001, or $5,000. The Company has agreed to pay Rogue Silicates $5,000 per year to maintain this interest and the claims acquired above.

In 2005, the Company acquired additional claims for K-Rectonite in Jackson County Oregon, from individuals. These claims were acquired through the issuance of 400,000 shares of common stock valued at par
value $.001, or $400.   The Company agreed to pay Rogue Silicates
$1,000 per year to maintain these claims.

In 2000, the Company obtained an option to buy the mineral claims of Rogue Silicates, Inc. for an option price of $10,000,000. This option expired June 1, 2008. The Company has not yet negotiated an extension or renewal of the option.

In 2006 the Company obtained an option to buy the mineral claims of World Organics, Inc. for an option price of $3,000,000. This option expired January 1, 2009. The company has not yet negotiated an extension or renewal of the option.

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

A schedule of mineral claims, interest and associated amortization is below.
						2009		2008
                                    ----        ----
Mineral Claims                    $ 8,400     $ 8,400
Mineral Interest                    5,000       5,000
                                  -------     -------
    Total                         $13,400     $13,400
Amortization                            -           -
                                  -------     -------
    Net                           $13,400     $13,400
                                  =======     =======

In accordance with FASB ASC 930, "Extractive Activities - Mining", the company has determined that there is no impairment of the value of the interests and claims at December 31, 2009 and 2008.

Accounts Receivable
Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts. Specific reserves are estimated by management based on certain assumptions and variables, including the customer's financial condition, age of the customer's receivables, and changes in payment histories. As of December 31, 2009 and 2008, there is no allowance for doubtful receivables. Recoveries of trade receivables previously written off are recorded when received.

The Company did not have any accounts receivable at December 31, 2009 and 2008.

Advances Related Parties
Prior to December 31, 2007, the Company had Oregon to Sumac
Corporation, a related party entity, $1,000. The amount was non-interest bearing, unsecured and due on demand. During 2008, this amount was exhausted. The Company has no other advances to related parties for the year ended December 31, 2009.

Income Taxes
The Financial Accounting Standards Board (FASB) has issued FASB ASC 740-10 (Prior authoritative literature: Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 (FIN 48)). FASB ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained will be sustained upon examination based upon the technical merits of the position. If the more-likely-

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

than- not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Deferred tax assets and the valuation account are as follows:

                                             For the Years Ended
                                                 December 31,
                                             2009           2008
                                             ----           ----
Deferred tax asset:
Net operating loss carryforward            $ 147,795      $ 119,103
Valuation allowance                         (147,795)      (119,103)
                                           ---------      ---------
                                           $       -      $       -

Components of income tax expense are as follows:

                                             For the Years Ended
                                                 December 31,
                                             2009           2008
                                             ----           ----
Current Federal tax                        $      -       $      -
Current State tax                                 -              -
Change in NOL benefit                        28,692         18,182
Change in valuation allowance               (29,692)       (18,182)
                                           --------       --------
                                           $      -       $      -

At December 31, 2009, the Company had net operating loss carry forwards of approximately $147,795 that may be offset against future taxable income from the year 2024 through 2028. No tax benefit has been

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

reported in the December 31, 2009 and 2008 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

The Company has adopted FASB ASC 740-10 to account for income taxes. The Company currently has no issues creating timing differences that would mandate deferred tax expense. Net operating losses would create possible tax assets in future years. Due to the uncertainty of the utilization of net operating loss carry forwards, an evaluation allowance has been made to the extent of any tax benefit that net operating losses may generate. A provision for income taxes has not been made due to net operating loss carry-forwards of $147,795 and $119,103 as of December 31, 2009 and December 31, 2008, respectively, which may be offset against future taxable income through 2029. No tax benefit has been reported in the financial statements.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

                                               For the Years Ended
                                                   December 31,
                                                2009             2008
                                                ----             ----
Beginning Balance                             $     -         $     -

Additions based on tax positions related
 to current year                                    -               -
Additions for tax positions of prior years          -               -
Reductions for tax positions of prior years         -               -
Reductions in benefit due to income tax
  expense                                           -               -
                                              -------         -------
Ending Balance                                $     -         $     -
                                              =======         =======

The Company did not have any tax positions for which it is reasonably possible that the total amount of unrecognized tax benefits will significantly increase or decrease within the next 12 months.

The Company includes interest and penalties arising from the underpayment of income taxes in the consolidated statements of operations in the provision for income taxes. As of December 31, 2009 and 2008, the Company had no accrued interest or penalties related to uncertain tax positions.

The tax years that remain subject to examination by major taxing jurisdictions are for the years ended December 31, 2009, 2008 and 2007.

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Long-Lived Assets
The Company periodically evaluates the carrying value of long-lived assets to be held and used in which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset's carrying amounts. In that event a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company has not recorded an impairment of long-lived assets as of December 31, 2009 and 2008.

Recently Issued Accounting Pronouncements
In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167. (See FAS 167 effective date below.)

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166. (See FAS 166 effective date below).

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1. (See EITF 09-1 effective date below.)

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements. This update changed the accounting model for revenue arrangements that include both tangible products and software elements. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP. This amendment has eliminated that residual method of allocation. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). It is effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The Company does not expect the provisions of ASU 2009-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

In July 2009, the FASB ratified the consensus reached by EITF (Emerging Issues Task Force) issued EITF No. 09-1, (ASC Topic 470) "Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Issuance" ("EITF 09-1"). The provisions of EITF 09-1, clarifies the accounting treatment and disclosure of share-lending arrangements that are classified as equity in the financial statements of the share lender. An example of a share-lending arrangement is an agreement between the Company (share lender) and an investment bank (share borrower) which allows the investment bank to use the loaned shares to enter into equity derivative contracts with investors. EITF 09-1 is effective for fiscal years that beginning on or after December 15, 2009 and requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. Share-lending arrangements that have been terminated as a result of counterparty default prior to December 15, 2009, but for which the entity has not reached a final settlement as of December 15, 2009 are within the scope. Effective for share-lending arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009. The Company does not expect the provisions of EITF 09-1 to have a material effect on the financial position, results of operations or cash flows of the Company.


NOTE 3.  CAPITAL STRUCTURE

Common Stock
Dividends may be paid on outstanding shares as declared by the Board of Directors. Each share of common stock is entitled to one vote.

During the year ended December 31, 1999, the Company issued 2,000,000 shares of common stock to initial investors at the par value of $.001

During the year ended December 31, 2000, the Company issued 13,000 000 shares of common stock at par value of $.001 for the acquisition of mineral claims and rights.

During the year 2002, the Company issued 18,667 shares of common stock for services at $.15 per share for a value of $2,800. The Company also issued 40,000 shares of common stock at $.15 per share for a value of $6,000.

During the year 2003, the Company issued 730,140 shares of common stock at $.09 per share for a value of $64,800. The Company also recalled and canceled 52,000 shares of stock from a related party for $.19 per share for a value of $10,000.

During the year 2005, the Company issued 400,000 shares at par value of $.001 per share for the acquisition of mineral claims for a value of $400.

During 2006, the Company issued 60,000 shares of common stock for cash at $.17 per share for a value of $10,000.

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 3.  CAPITAL STRUCTURE (continued)

During 2009, the Company issued 60,000 shares for consulting services of $6,000. The value of the shares was determined to be $.31 per share $18,750.The excess of the value of the shares issued over the value do the value of the services is $12,750 and has been recorded as a reduction of additional paid-in capital.

The Company also issued 400 shares for cash at $0.31 per share for a value of $125.

The Company also issued 5,024 shares for cash at $0.25 per share for a value of $1,280.

During the year ended December 31, 2009, the Company issued 3,000 shares for marketing consulting services $3,000. The value of the shares was determined to be $.31 or $939. The deficit of the value of the shares issued under the value of the services is $2,061 and has been recorded as an addition to additional paid-in capital.

Preferred Stock
No shares of preferred stock have been issued or are outstanding.
Dividends, voting rights and other terms, rights and preferences of the preferred shares have not been designated but may be designated by the Board of Directors from time to time.

NOTE 4.  LOANS PAYABLE RELATED PARTIES

The Company has received loans primarily from a former officer and related companies. Included in the loans are the accrued maintenance and other fees discussed in Mineral Interests. The loans are unsecured, have fixed dates and bear interest.

During 2003 we received a $1,080 loan from Ray Huckaba. The note was issued with a due date of August 5, 2010 at 8% simple interest. A payment of $78 was made in 2006. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at
December 31, 2009 of $1,002   and had accrued interest at that date of
$129.

During 2005 we issued a note for the Maintenance Fee on our mineral interests for $5,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at December 31, 2009 of $5,000 and had accrued interest at that date of $1,768. In September we issued a note for Assessment work for $1,000 to Rogue Silicates, Inc at 8% simple interest, due September 5, 2010. No payments have been made. The note was reissued in 2009 with a

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 4.  LOANS PAYABLE RELATED PARTIES (continued)

due date of September 30, 2011. The Loan had a principal balance at December 31, 2009 of $ 1,000 and had accrued interest at that date of $347.

During 2006 we issued a note for the Maintenance Fee on our mineral interests for $ 5,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at December 31, 2009 of $5,000 and had accrued interest at that date of $1,368. During August we received a $1,700 loan from Rogue Silicates, Inc. The note was issued with a maturity date of August 5, 2010 at 8% simple interest. A payment in the amount of $386 was made in 2008. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at December 31, 2009 of $1,314 and had accrued interest at that date of $150. In November we issued a note for claim work for $1,056 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at December 31, 2009 of $1,056 and had accrued interest at that date of $267.

During 2007 we issued a note for the Maintenance Fee on our mineral interests for $5,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at December 31, 2009 of $5,000 and had accrued interest at that date of $968. In September we issued a note for Assessment work for $1,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at December 31, 2009 of $1,000 and had accrued interest at that date of
$187.   During October we received a $3,500 loan from Rogue Silicates,
Inc. The note was issued with a maturity date of October 22, 2010 at 8% simple interest. No Payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at December 31, 2009 of $3,500 and had accrued interest at that date of $614. During October we received a $1,869 loan from Rogue Silicates, Inc. A note was issued with a maturity date of August 5, 2010 at 8% simple interest. No Payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at December 31, 2009 of $1,869 and had accrued
interest at that date of $329.   In November we issued a note for claim
work for $2,586 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. The note was reissued in 2009 with a due date of September 30, 2011. No payments have been made. The Loan had a principal balance at December 31, 2009 of $2,586 and had accrued interest at that date of $448.

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 4.  LOANS PAYABLE RELATED PARTIES (continued)

In March of 2008 we received a $3,500 loan from Sumac, Inc. The note was issued with a maturity date of August 5, 2010 at 8% simple interest. No Payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at December 31, 2009 of $3,500 and had accrued interest at that date of $92. During April we received a $3,000 loan from Rogue Silicates, Inc. The note has a maturity date of August 5, 2010 and bears interest at 8%. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at December 31, 2009 of $3,000 and had accrued interest at that date of $
410. In August we issued a note for Maintenance Fee on our mineral interests for $5,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at December 31, 2009 of $5,000 and had accrued interest at that date of $567. In September we issued a note for Assessment work for $1,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The note was reissued in 2009 with a due date of September 30, 2011. The Loan had a principal balance at December 31, 2008 of $ 1,000 and had accrued interest at that date of $107.

During 2009, in August, we issued a note for the Maintenance Fee on our mineral interests for $5,000 to Rogue Silicates, Inc at 8% simple interest, due September 30, 2011. No payments have been made. The Loan had a principal balance at September 30, 2009 of $5,000 has accrued interest at December 31, 2009 of $168. In September we issued a note for Assessment work for $1,000 to Rogue Silicates, Inc at 8% simple interest, due September 30, 2011. No payments have been made. The Loan had a principal balance at December 31, 2009 of $1,000 and had accrued interest at that date of $27.

The following table summarized the Company's Notes Payable at December 31, 2009 and December 31, 2008.

                                                                           Accrued
                                                                        Interest-Notes
                                              Principal Amount            December 31,
Related Party                                2009           2008              2009
-------------------------------------------------------------------------------------
Notes payable to R Huckaba, unsecured
interest bearing at 8% due 2010             $     -        $     -         $ 1,002

Notes payable to R. Huckaba, unsecured
Interest bearing at __% due 2011            $ 1,002        $     -         $   129

Notes payable to Rogue, Silicates Inc
unsecured, interest bearing at 8%,
due 2010                                    $     -        $     -         $36,325

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 4.  Loans Payable Related Parties (continued)

Notes payable to Rogue, Silicates Inc
unsecured, interest bearing at 8%,
due 2011                                    $42,325        $     -         $ 7,724

Notes payable to Sumac Corp, unsecured
Interest bearing at 8%, due 2010            $     -        $     -         $ 3,500

Notes payable to Sumac Corp, unsecured
Interest bearing at 8%, due 2011            $ 3,500        $     -         $    93
                                            -------        -------         -------
             Total                          $46,827        $40,827         $ 7,946
                                            =======        =======         =======

Accrued interest on the notes listed above was $7,946 and $4,517 for the years ended December 31, 2009 and 2008.

There are 15 individual notes   issued at varying dates and amounts and
shown in total for each party as of December 31, 2009 and 2008. All notes are due and payable September 30, 2011 and carry an 8% per year simple interest rate.



NOTE 5:  GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. Historically, the Company has incurred annual losses, which have resulted in an accumulated deficit of $ 147,795 at December 31, 2009. The Company also has a negative working capital and negative cash flow from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company increasing sales to the point it becomes profitable. The Company may need to raise additional capital for working capital, processing equipment and marketing to increase its sales. If the Company is unable to increase sales sufficiently or obtain adequate capital, it could be forced to cease operation or seek some form of business combination or sale. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Management plans to increase sales by increasing its marketing program and to obtain additional capital from the filing a Form S-1 with the Securities and Exchange Commission, registering common stock for

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 5.  GOING CONCERN (continued)

entering the public stock market for sales of shares of its common stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.


NOTE 6. COMMITMENTS AND CONTINGENCIES

Operating Leases
The Company has obligations to pay $5,000 and $1,000 per year to a related party, Rogue Silicates, Inc. to maintain its mineral claims and leases. The company has incurred expense of $6,000 in 2009 and 2008 respectively. The obligation is on an ongoing basis as long as the claims and lease for the clay remain. The expense is recorded in General and Administrative expense in the statements of operations.

Consulting Agreements
The company entered in to an agreement with a firm to act as an introducing broker. The company is was paid an initial fee $2,500 and is obligated to pay the broker an additional fee of $2,500 upon completion and acceptance of a Securities and Exchange Commission Form S-1 filing and additional variable fees for successful funding and or acceptance and signing of an acceptable term sheet.

In February 2009, the company entered into a consulting agreement with a firm to assist the company in preparation of a revised business plan, company accounting records and related corporate documentation for the submission of registration documents to the Securities and Exchange Commission for its common stock. The Company agreed to pay $500 per month for six months and a payment of 60,000 shares of common stock which were issued at $.10 per share for a total share value of $6,000. The agreement was extended for four months at an additional fee of $600 per month for a total of $ 11,600 in fees and stock.

NOTE 7. SUBSEQUENT EVENTS

Oregon Mineral Technologies, Inc has evaluated subsequent events for the period December 31, 2009 through the date the financial statements were issued, and concludes that there were no other events or
transactions occurring during this period   that required recognition
or disclosure in its financial statements.

Up to a Maximum of 2,500,000 Common Shares,



Prospectus

Oregon Mineral Technologies, Inc.


September 21, 2010


YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until __________________2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. Oregon Minerals shall pay the expenses.

SEC Registration Fee . . . . . .  $   356.10
Printing and Engraving Expenses     1,500.00
Legal Fees and Expenses . . . .    12,000.00
Accounting Fees and Expenses. .     5,000.00
Miscellaneous . . . . . . . . .     2,500.00
                                  ----------
TOTAL . . . . . . . . . . . . .   $21,356.10
                                  ==========

Item 14. Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Item 15. Recent Sales of Unregistered Securities

On February 1_, 2009, Oregon Mineral issued 60,000 shares at $0.10 per common share to Corporate Management Associates, Inc. for consulting services.

On July 2, 2009, Oregon Mineral issued 400 shares at $0.3125 per common share for cash to Erica and Shawn Butler.

On July 2, 2009, Oregon Mineral issued 5,024 shares at $.255 per common share for cash to Delmar and Sharon Brchtold.

On July 2, 2009, Oregon Mineral issued 3,000 shares at $1.00 per common share to Brooks Research for services.

On August 16, 2010, Oregon Mineral issued 150,000 shares at $ 0.187 per common share to Ron Kifer for cash of $ 28,000.

These common shares were issued pursuant to an exemption from registration under Section 4(2) to sophisticated investors.

Item 16. Exhibits

The following exhibits are filed herein except as indicated

Exhibit   Description

     3    Articles of Incorporation incorporated by reference to
           amendment 1 to Form S-1 filed August 16, 2010
   3.1 Amendment to Articles of Incorporation incorporated by reference to amendment 1 to Form S-1 filed August 16, 2010
   3.2 By-Laws incorporated by reference to amendment 1 to Form S-1 filed August 16, 2010
   3.3 Instruments defining common stock incorporated by reference to amendment 1 to Form S-1 filed August 16, 2010
     5    Consent and opinion of Jody M. Walker, Attorney At Law
           incorporated by reference to Form S-1 filed February 17,
           2010
  10.1 Purchase agreement dated April 20, 2000 between Oregon Minerals and Rogue Silicates, Inc. incorporated by reference to amendment 1 to Form S-1 filed August 16, 2010
  10.2 Lease agreement with Rogue Silicates, Inc. incorporated by reference to amendment 1 to Form S-1 filed August 16, 2010
  10.3    Option to Purchase Mining Claims from Rogue Silicates, Inc.
  10.4 Lease agreement with World Organic's, Inc. incorporated by reference to amendment 1 to Form S-1 filed August 16, 2010
  10.5    Option to Purchase Mining Claims from World Organic's,
           Inc. incorporated by reference to amendment 1 to Form S-1 filed August 16, 2010
  10.6    Mining Claim Sale Contract by and between Oregon Mineral
           and James Lane, Dorman Cox, Erik Thompson, Lee Meyer,
           Bobbie Meyer, Charles Hamilton, Laurel Hamilton and
           Raymond Huckaba incorporated by reference to amendment 1
           to Form S-1 filed August 16, 2010
  10.7    Agreement dated December 20, 2006 between Rogue Silicates
           and Oregon Mineral incorporated by reference to amendment
           1 to Form S-1 filed August 16, 2010
  10.8 Agreement for the Sale of Goods dated December 23, 2006 between Rogue Silicates and Oregon Mineral incorporated by reference to amendment 1 to Form S-1 filed August 16,
           2010
  23      Consent of Certified Public Accountant.

Item 17. Undertakings

 (A) The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

 (B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Oregon Minerals, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Grants Pass, State of Oregon on the 21st day of September, 2010.

Oregon Mineral Technologies, Inc.

/s/Charles D. Hamilton
------------------------------
By: Charles D. Hamilton, President

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

Oregon Mineral Technologies, Inc.
(Registrant)

By: /s/Charles D. Hamilton                  Dated: September 21, 2010
    -----------------------
    Charles D. Hamilton
    Director, Chief Executive Officer
    Chief Financial Officer, Controller